As filed with the Securities and Exchange Commission on March 21, 2023

Registration No. 333-263572

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
to
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-0431733
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1850 Mt. Diablo Boulevard, Suite 640 Walnut Creek, California 94596 510.522.9600	Daphne G. Frydman 1850 Mt. Diablo Boulevard, Suite 640 Walnut Creek, California 94596 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James M. Cain, Esq.

Owen J. Pinkerton, Esq.

Raymond A. Ramirez, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, N.W., Suite 700

Washington, DC 20001-3980

202.383.0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the 1934 Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 21, 2023

PRELIMINARY PROSPECTUS

United States 12 Month Natural Gas Fund, LP®*

Shares

*Principal U.S. Listing Exchange: NYSE Arca, Inc.

The United States 12 Month Natural Gas Fund, LP (“UNL”) is an exchange traded fund organized as a limited partnership that issues shares that trade on the NYSE Arca stock exchange (“NYSE Arca”). UNL’s investment objective is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily changes in the average of the prices of specified short-term futures contracts on natural gas called the “Benchmark Futures Contracts”, plus interest earned on UNL’s collateral holdings, less UNL’s expenses. UNL pays its general partner, United States Commodity Funds LLC (“USCF”), a limited liability company, a management fee and incurs operating costs. UNL and USCF are located at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596. The telephone number for both UNL and USCF is 510.522.9600. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $13.22 (the net asset value as of February 28, 2023), the investment would have to generate a 0.00% return or $0.00. The amount for this breakeven analysis takes into account a fee waiver, which USCF may terminate at any time in its discretion.

UNL is an exchange traded fund. This means that most investors who decide to buy or sell shares of UNL place their trade orders through their brokers and may incur customary brokerage commissions and charges. Shares trade on the NYSE Arca under the ticker symbol “UNL” and are bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares trade on the NYSE Arca after they are initially purchased by “Authorized Participants,” institutional firms that purchase and redeem shares in blocks of 50,000 shares called “baskets” through UNL’s marketing agent, ALPS Distributors, Inc. (the “Marketing Agent”). The price of a basket is equal to the net asset value (“NAV”) of 50,000 shares on the day that the order to purchase the basket is accepted by the Marketing Agent. The NAV per share is calculated by taking the current market value of UNL’s total assets (after close of NYSE Arca) subtracting any liabilities and dividing that total by the total number of outstanding shares. The offering of UNL’s shares is a “best efforts” offering, which means that neither the Marketing Agent nor any Authorized Participant is required to purchase a specific number or dollar amount of shares. USCF pays the Marketing Agent a marketing fee consisting of a fixed annual amount plus an incentive fee based on the amount of shares sold. Authorized Participants will not receive from UNL, USCF or any of their affiliates, any fee or other compensation in connection with the sale of shares. Aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering of shares will not exceed ten percent (10%) of the gross proceeds of the offering.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the market value of the underlying natural gas futures contracts in which UNL invests due to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of natural gas and the natural gas futures contracts that serve as UNL’s investment benchmark. INVESTING IN UNL INVOLVES RISKS SIMILAR TO THOSE INVOLVED WITH AN INVESTMENT DIRECTLY IN THE NATURAL GAS MARKET, BUT IT IS NOT A PROXY FOR TRADING DIRECTLY IN THE NATURAL GAS MARKETS. Investing in UNL also involves the correlation risk described below and other significant risks. Recent volatility in the natural gas markets demonstrates that these risks are real. You should consider carefully the risks described below before making an investment decision. See “Risk Factors Involved with an Investment in UNL” beginning on page 8.

The offering of UNL’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for UNL are available or practicable. UNL is not a mutual fund registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under the 1940 Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

UNL is a commodity pool and USCF is a commodity pool operator (“CPO”) subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodity Exchange Act (“CEA”).

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this prospectus is April [●], 2023.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 6 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 43.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 8.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about UNL and its shares, it does not contain or summarize all of the information about UNL and the shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in UNL” beginning on page 8, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

United States 12 Month Natural Gas Fund, LP (“UNL”), a Delaware limited partnership, is a commodity pool that continuously issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca stock exchange (“NYSE Arca”). UNL is managed and controlled by United States Commodity Funds LLC (“USCF”), a Delaware limited liability company. USCF is registered as a CPO with the CFTC and is a member of the NFA.

UNL’s Investment Objective and Strategy

The investment objective of UNL is for the daily percentage changes in the NAV per share to reflect the daily percentage changes of the spot price of natural gas delivered at the Henry Hub, Louisiana as measured by the daily changes in the average of the prices of 12 futures contracts on natural gas traded on the New York Mercantile Exchange (the “NYMEX”), consisting of the near month contract to expire and the contracts for the following 11 months, for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire and the contracts for the following 11 consecutive months (the “Benchmark Futures Contracts”), plus interest earned on UNL’s collateral holdings, less UNL’s expenses.

What are the “Benchmark Futures Contracts”?

The Benchmark Futures Contracts are the futures contracts on natural gas as traded on the New York Mercantile Exchange (the “NYMEX”) that are the near month contract to expire, and the contracts for the following 11 months, for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case they are measured by the futures contracts that are the next month contract to expire and the contracts for the following 11 consecutive months. When calculating the daily movement of the average price of the 12 contracts, each contract month is equally weighted.

UNL seeks to achieve its investment objective by investing primarily in futures contracts for natural gas that are traded on the NYMEX, ICE Futures Europe and ICE Futures U.S. (together, “ICE Futures”), or other U.S. and foreign exchanges (collectively, “Futures Contracts”), and to a lesser extent, in order to comply with regulatory requirements, risk mitigation measures, liquidity requirements, or in view of market conditions, other natural gas-related investments such as cash-settled options on Futures Contracts, forward contracts for natural gas, cleared swap contracts and non-exchange traded (“over-the-counter” or “OTC”) transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, as well as futures contracts for crude oil, heating oil, gasoline, and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”). Market conditions that USCF currently anticipates could cause UNL to invest in Other Natural Gas-Related Investments include, but are not limited to, those allowing UNL to obtain greater liquidity or to execute transactions with more favorable pricing. For convenience and unless otherwise specified, Futures Contracts and Other Natural Gas-Related Investments collectively are referred to as “Natural Gas Interests” in this prospectus.

In addition, USCF believes that market arbitrage opportunities will cause daily changes in UNL’s share price on the NYSE Arca on a percentage basis to closely track daily changes in UNL’s per share NAV on a percentage basis. USCF further believes that the daily changes in average of the prices of the Benchmark Futures Contracts have historically tracked the daily changes in the spot price of natural gas. USCF believes that the net effect of these two expected relationships will be that the daily changes in the price of UNL’s shares on the NYSE Arca on a percentage basis will closely track the daily changes in the spot price of natural gas on a percentage basis, less UNL’s expenses.

Specifically, UNL seeks to achieve its investment objective by investing so that the average daily percentage change in UNL’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Futures Contracts over the same period.

Investors should be aware that UNL’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas nor is UNL’s investment objective for the percentage change in its NAV to reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. This is because natural market forces called contango and backwardation have impacted the total return on an investment in UNL’s shares during the past year relative to a hypothetical direct investment in natural gas and, in the future, it is likely that the relationship between the market price of UNL’s shares and changes in the spot prices of natural gas will continue to be impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing natural gas, which could be substantial.)

Principal Investment Risks of an Investment in UNL

An investment in UNL involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 8.

Investment Risk

Investors may choose to use UNL as a means of investing indirectly in natural gas. INVESTING IN UNL INVOLVES RISKS SIMILAR TO THOSE INVOLVED WITH AN INVESTMENT DIRECTLY IN THE NATURAL GAS MARKET, BUT IT IS NOT A PROXY FOR TRADING DIRECTLY IN THE NATURAL GAS MARKETS. Investing in UNL also involves the correlation risk described below and other significant risks. You should carefully consider the risks described below before making an investment decision. An investment in UNL includes the following investment risks:

•	The NAV of UNL’s shares relates directly to daily changes in the average of the prices of the Benchmark Futures Contracts and other assets held by UNL and fluctuations in the prices of these assets could materially adversely affect an investment in UNL’s shares. Past performance is not necessarily indicative of future results; all or substantially all of an investment in UNL could be lost.
•	The demand for natural gas correlates closely with general economic growth rates.
•	Other factors that may affect the demand for natural gas and therefore its price, include technological improvements in energy efficiency; seasonal weather patterns, which affect the demand for natural gas associated with heating; increased competitiveness of alternative energy sources that have so far generally not been competitive with natural gas without the benefit of government subsidies or mandates; and changes in technology or consumer preferences that alter fuel choices, such as toward alternative fueled or electric transportation and broad-based changes in personal income levels.
•	Natural gas prices also vary depending on a number of factors affecting supply and demand of natural gas, including geopolitical risk associated with wars, terrorist acts and tensions between countries.
•	The supply of and demand for natural gas may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by the development of alternative energy sources.
•	Price volatility may possibly cause the total loss of your investment.
•	Russia’s invasion of Ukraine, and sanctions brought by the United States and other countries against Russia and others, have caused disruptions in many business sectors, resulting in significant market disruptions that may lead to increased volatility in the price of certain commodities, including oil and natural gas, and may lead to increased volatility in UNL’s NAV or share price.
•	COVID-19 and other infectious disease outbreaks could negatively affect the valuation and performance of UNL’s investments.
•	Historical performance of UNL and the Benchmark Futures Contracts is not indicative of future performance.

Correlation Risk

As further described below, an investment in UNL includes the following correlation risks:

•	An investment in UNL may provide little or no diversification benefits. Thus, in a declining market, UNL may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in UNL while incurring losses with respect to other asset classes.
•	The market price at which investors buy or sell shares may be significantly less or more than NAV.
•	Daily percentage changes in UNL’s NAV may not correlate with daily percentage changes in the average of the prices of the Benchmark Futures Contracts.
•	Daily percentage changes in the prices of the Benchmark Futures Contracts may not correlate with daily percentage changes in the spot price of natural gas.
•	An investment in UNL is not a proxy for investing in the natural gas markets, and the daily percentage changes in the price of the Benchmark Futures Contracts, or the NAV of UNL, may not correlate with daily percentage changes in the spot price of natural gas.
•	Natural forces in the natural gas futures market known as “backwardation” and “contango” may increase UNL’s tracking error and/or negatively impact total return.
•	Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, by limiting UNL’s investments, including its ability to fully invest in the Benchmark Futures Contracts, which could cause the price of shares to substantially vary from the average of the prices of the Benchmark Futures Contracts.
•	Risk mitigation measures that could be imposed by UNL’s futures commission merchants (“FCMs”) have the potential to cause tracking error by limiting UNL’s investments, including its ability to fully invest in the Benchmark Futures Contracts and other Futures Contracts, which could cause the price of UNL’s shares to substantially vary from the price of the Benchmark Futures Contracts.

To the extent that investors use UNL as a means of indirectly investing in natural gas, there is the risk that the daily changes in the price of UNL’s shares on the NYSE Arca on a percentage basis will not closely track the daily changes in the spot price of natural gas on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of UNL’s NAV; the changes in UNL’s NAV do not correlate closely with the changes in the average price of the Benchmark Futures Contracts; or the changes in the average price of the Benchmark Futures Contracts do not closely correlate with the changes in the cash or spot price of natural gas. This is a risk because if these correlations do not exist, then investors may not be able to use UNL as a cost-effective way to indirectly invest in natural gas or as a hedge against the risk of loss in natural gas-related transactions.

USCF believes that holding futures contracts whose expiration dates are spread out over a 12 month period of time will cause the total return of such a portfolio to vary compared to a portfolio that holds only a single month’s contract (such as the near month contract). In particular, USCF believes that the total return of a portfolio holding contracts with a range of expiration months will be impacted differently by the price relationship between different contract months of the same commodity future compared to the total return of a portfolio consisting of the near month contract. For example, in cases in which the near month contract’s price is higher than the price of contracts that expire later in time (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in natural gas prices, the value of the near month contract would tend to rise as it approaches expiration. Conversely, in cases in which the near month contract’s price is lower than the price of contracts that expire later in time (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in natural gas prices, the value of the near month contract would tend to decline as it approaches expiration. The total return of a portfolio that owned the near month contract and “rolled” forward each month by selling the near month contract as it approached expiration and purchasing the next month contract to expire would be positively impacted by a backwardation market, and negatively impacted by a contango market. Depending on the exact price relationship of the different month’s prices, portfolio expenses, and the overall movement of natural gas prices, the impact of backwardation and contango could have a major impact on the total return of such a portfolio over time. USCF believes that based on historical evidence, a portfolio that held futures contracts with a range of expiration dates spread out over a 12 month period of time would typically be impacted less by the positive effect of backwardation and the negative effect of contango compared to a portfolio that held contracts of a single near month. As a result, absent the impact of any other factors, a portfolio of 12 different monthly contracts would tend to have a lower total return than a near month only portfolio in a backwardation market and a higher total return in a contango market. However, there can be no assurance that such historical relationships would provide the same or similar results in the future.

Volatility in the natural gas market could limit UNL’s ability to have a substantial portion of its assets invested in the Benchmark Futures Contracts. In such a circumstance, UNL could, if it determined it appropriate to do so in light of market conditions and regulatory requirements, invest in other Futures Contracts and/or Other Natural Gas-Related Investments.

Tax Risk

UNL is organized and operated as a limited partnership in accordance with the provisions of its limited partnership agreement (the “LP Agreement”) and applicable state law, and therefore, has a more complex tax treatment than conventional mutual funds. An investment in UNL includes the following tax risks:

•	An investor’s tax liability may exceed the amount of distributions, if any, on its shares.
•	An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.
•	Items of income, gain, deduction, loss and credit with respect to shares could be reallocated for U.S. federal income tax purposes, and UNL could be liable for U.S. federal income tax, if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by UNL in allocating those items, with potential adverse consequences for an investor.
•	UNL could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of the shares.
•	UNL is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law, and therefore, UNL has a more complex tax treatment than traditional mutual funds.
•	If UNL is required to withhold tax with respect to any non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.
•	The impact of changes in U.S. federal income tax laws on UNL is uncertain.

Over-the-Counter (“OTC”) Contract Risk

UNL may also invest in Other Natural Gas-Related Investments, many of which are negotiated over-the-counter or “OTC” contracts that are not as liquid as Futures Contracts and expose UNL to credit risk that its counterparty may not be able to satisfy its obligations to UNL. An investment in UNL includes the following OTC contract risks:

•	UNL will be subject to credit risk with respect to counterparties to OTC contracts entered into by UNL or held by special purpose or structured vehicles.
•	Valuing OTC derivatives may be less certain than actively traded financial instruments.

Other Risks

UNL pays fees and expenses that are incurred regardless of whether UNL is profitable.

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, UNL generally does not distribute cash to shareholders. You should not invest in UNL if you will need cash distributions from UNL to pay taxes on your share of income and gains of UNL, if any, or for any other reason.

You will have no rights to participate in the management of UNL and will have to rely on the duties and judgment of USCF to manage UNL.

UNL is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and “Authorized Participants,” the institutional firms that directly purchase and redeem shares in baskets. USCF’s officers, directors and employees do not devote their time exclusively to UNL. USCF’s persons are directors, officers or employees of other entities that may compete with UNL for their services, including other commodity pools (funds) that USCF manages. USCF could have a conflict between its responsibilities to UNL and to those other entities. As a result of these and other relationships, parties involved with UNL have a financial incentive to act in a manner other than in the best interests of UNL and the shareholders.

In addition, an investment in UNL includes the following other risks:

•	UNL is not leveraged, but it could become leveraged if it had insufficient assets to completely meet its margin or collateral requirements relating to its investments.
•	UNL may temporarily limit the offering of Creation Baskets.
•	Certain of UNL’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.
•	UNL is not actively managed and its investment objective is to track the Benchmark Futures Contracts so that the average daily percentage change in UNL’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Futures Contracts over the same period.
•	UNL may not meet the listing standards of NYSE Arca, which would adversely impact an investor’s ability to sell shares.
•	The NYSE Arca may halt trading in UNL’s shares, which would adversely impact an investor’s ability to sell shares.
•	The liquidity of UNL’s shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.
•	Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.
•	The lack of an active trading market for UNL’s shares may result in losses on an investor’s investment in UNL at the time the investor sells the shares.
•	Limited partners and shareholders do not participate in the management of UNL and do not control USCF, so they do not have any influence over basic matters that affect UNL.
•	Limited partners may have limited liability in certain circumstances, including potentially having liability for the return of wrongful distributions.
•	USCF’s LLC Agreement provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is wholly owned by The Marygold Companies, Inc., formerly Concierge Technologies, Inc., a controlled public company where the majority of shares are owned by Nicholas D. Gerber along with certain of his other family members and certain other shareholders.
•	There is a risk that UNL will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such UNL may not earn any profit.
•	UNL is subject to extensive regulatory reporting and compliance.
•	Regulatory changes or actions, including the implementation of new legislation, is impossible to predict but may significantly and adversely affect UNL.
•	UNL is not a registered investment company so shareholders do not have the protections of the 1940 Act.
•	Trading in international markets could expose UNL to credit and regulatory risk.
•	UNL and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.

•	UNL could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.
•	UNL does not expect to make cash distributions.
•	An unanticipated number of Redemption Basket requests during a short period of time could have an adverse effect on UNL’s NAV.
•	The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause UNL’s NAV to differ materially from its trading price.
•	UNL may determine that, to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective, it may limit its offers of Creation Baskets.
•	In a rising rate environment, UNL may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss.
•	UNL may potentially lose money by investing in government money market funds.
•	The failure or bankruptcy of a clearing broker or UNL’s Custodian could result in a substantial loss of UNL’s assets and could impair UNL in its ability to execute trades.
•	The failure or bankruptcy of UNL’s Custodian could result in a substantial loss of UNL’s assets.
•	Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.
•	UNL’s investment returns could be negatively affected by climate change and greenhouse gas restrictions.
•	USCF is the subject of class action, derivative, and other litigation. In light of the inherent uncertainties involved in litigation matters, an adverse outcome in this litigation could materially adversely affect USCF’s financial condition.

UNL’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of UNL. You should note that you may pay brokerage commissions on purchases and sales of UNL’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee,” page 72.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fees	0.75	%(1)
Other Expenses	0.61	%(2)
Expense Waiver	(0.46	)%(3)
Net Expenses Excluding Management Fees	0.15%
Total Annual Fund Operating Expenses After Fee Waiver	0.90%

(1)	UNL is contractually obligated to pay USCF a management fee based on average daily total net assets and paid monthly of 0.75% per annum on its average daily net assets.
(2)	Based on amounts for the year ended December 31, 2022. The individual expense amounts in dollar terms are shown in the table below. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax, accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.
(3)	USCF has voluntarily agreed to pay certain expenses typically borne by UNL. USCF has no obligation to continue such payments. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in UNL.

The table below shows the total dollar amount of fees and expenses paid by UNL for the year ended December 31, 2022:

Management Fees(2)	$266,267
Brokerage Commissions	$8,670
Professional Expenses	$188,633
Licensing Fees	$5,325
Independent Director and Officer Expenses	$14,201
Registration Fees	$0

These amounts are based on UNL’s average total net assets, which are the sum of daily total net assets of UNL divided by the number of calendar days in the year. For the year ended December 31, 2022, UNL’s average daily total net assets were $35,502,209.

RISK FACTORS INVOLVED WITH AN INVESTMENT IN UNL

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in our periodic reports, which include UNL’s financial statements and the related notes, that are incorporated by reference. See “Incorporation by Reference of Certain Information,” page 75.

UNL’s investment objective is for the daily percentage changes in the NAV per share to reflect the daily percentage changes of the spot price of natural gas delivered at the Henry Hub, Louisiana as measured by the daily changes in the average of the prices of 12 futures contracts on natural gas traded on the New York Mercantile Exchange (the “NYMEX”), consisting of the near month contract to expire and the contracts for the following 11 months, for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire and the contracts for the following 11 consecutive months (the “Benchmark Futures Contracts”), plus interest earned on UNL’s collateral holdings, less UNL’s expenses. When calculating the daily movement of the average price of the 12 contracts, each contract month is equally weighted. UNL seeks to achieve its investment objective by investing so that the average daily percentage change in UNL’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the prices of the Benchmark Futures Contracts over the same period. UNL’s investment strategy is designed to provide investors with a cost-effective way to invest indirectly in natural gas and to hedge against movements in the spot price of natural gas.

An investment in UNL involves investment risk similar to a direct investment in Natural Gas Interests. An investment in UNL also involves investment risk similar to a direct investment in Futures Contracts and Other Natural Gas-Related Investments, but it is not a proxy for investing in the natural gas markets. Investing in UNL also involves correlation risk, or the risk that investors purchasing shares to hedge against movements in the price of natural gas will have an efficient hedge only if the price they pay for their shares closely correlates with the price of natural gas. In addition to investment risk and correlation risk, an investment in UNL involves tax risks, OTC risks, and other risks.

Investment Risk

The NAV of UNL’s shares relates directly to daily changes in the average of the prices of the Benchmark Futures Contracts and other assets held by UNL and fluctuations in the prices of these assets could materially adversely affect an investment in UNL’s shares. Past performance is not necessarily indicative of future results; all or substantially all of an investment in UNL could be lost.

The net assets of UNL consist primarily of investments in Futures Contracts and, to a lesser extent, in Other Natural Gas-Related Investments. The NAV of UNL’s shares relates directly to the value of these assets (less liabilities, including accrued but unpaid expenses), which in turn relates to the price of natural gas in the marketplace. Natural gas prices depend on local, regional and global events or conditions that affect supply and demand for natural gas.

Economic conditions impacting natural gas. The demand for natural gas correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on natural gas demand and, therefore, may have an adverse impact on natural gas prices. Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates, periods of civil unrest, military conflicts, war (such as the current war between Russia and Ukraine), pandemics (e.g., COVID-19), government austerity programs, or currency exchange rate fluctuations, can also impact the demand for natural gas. Sovereign debt downgrades, defaults, inability to access debt markets due to credit or legal constraints, liquidity crises, the breakup or restructuring of fiscal, monetary, or political systems such as the European Union, and other events or conditions (e.g., pandemics such as COVID-19) that impair the functioning of financial markets and institutions also may adversely impact the demand for natural gas.

Other natural gas demand-related factors. Other factors that may affect the demand for natural gas and therefore its price, include technological improvements in energy efficiency; seasonal weather patterns, which affect the demand for natural gas associated with heating; increased competitiveness of alternative energy sources that have so far generally not been competitive with natural gas without the benefit of government subsidies or mandates; and changes in technology or consumer preferences that alter fuel choices, such as toward alternative fueled vehicles or electric transportation and broad-based changes in personal income levels.

Other natural gas supply-related factors. Natural gas prices also vary depending on a number of factors affecting supply, including geopolitical risk associated with wars (such as the current war between Russia and Ukraine), terrorist attacks and tensions between countries, including sanctions imposed as a result of the foregoing that can adversely affect natural gas trade flows by limiting or disrupting trade between countries or regions. For example, increased supply from the development of new natural gas sources and technologies to enhance recovery from existing sources tends to reduce natural gas prices to the extent such supply increases are not offset by commensurate growth in demand. Similarly, increases in industry refining or manufacturing capacity may impact the supply of natural gas. Natural gas supply levels can also be affected by factors that reduce available supplies, such as the geopolitical risk associated with wars, terrorist attacks and tensions between countries, including sanctions imposed as a result of the foregoing that can adversely affect natural gas and other energy trade flows by limiting or disrupting trade between countries or regions, natural disasters, disruptions in competitors’ operations, or unexpected unavailability of distribution channels that may disrupt supplies. Technological change can also alter the relative costs for companies in the natural gas industry to find, produce, and transport natural gas, which in turn may affect the supply of and demand for natural gas.

Other factors impacting the natural gas market. The supply of and demand for natural gas may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by the development of alternative energy sources.

Price volatility may possibly cause the total loss of your investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in UNL.

Significant market volatility has recently occurred in the natural gas markets and the natural gas futures markets. Such volatility is attributable in part to the COVID-19 pandemic, related supply chain disruptions, war, including the war between Russia and Ukraine, and continuing disputes among natural gas-producing countries. These and other events could cause continuing or increased volatility in the future, which may affect the value, pricing and liquidity of some investments or other assets, including those held by or invested in by UNL and the impact of which could limit UNL’s ability to have a substantial portion of its assets invested in the Benchmark Futures Contracts. In such a circumstance, UNL could, if it determined it appropriate to do so in light of market conditions and regulatory requirements, invest in other Futures Contract and/or Other Natural-Gas Related Investments.

Russia’s invasion of Ukraine, and sanctions brought by the United States and other countries against Russia and others, have caused disruptions in many business sectors, resulting in significant market disruptions that have led to increased volatility in the price of certain commodities, including oil and natural gas, and may lead to volatility in UNL’s NAV or share price.

On February 24, 2022, Russia launched a large-scale invasion of Ukraine. The extent and duration of the military action and resulting sanctions, and future market or supply disruptions in the region are impossible to predict, but could be significant and may have a severe adverse effect on the region.

The United States and other countries and certain international organizations have imposed broad-ranging economic sanctions on Russia and certain Russian individuals, banking entities and corporations as a response to Russia’s invasion of Ukraine, and additional sanctions may be imposed in the future. Such sanctions (and any future sanctions) will adversely impact the economies of Russia and Ukraine, and certain sectors of each country’s economy may be particularly affected, including but not limited to, financial services, energy, metals and mining, engineering and defense and defense-related materials sectors. Among other things, the extent and duration of the military action, the responses of countries and political bodies to Russia’s actions, including sanctions, future market or supply disruptions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on regional and global economic markets, and cause volatility in the markets for commodities, including the price of energy, including energy futures, and the NAV or share price of UNL.

A resolution to the war in Ukraine also could impact the markets for certain commodities and may have collateral impacts, including increased volatility, and cause disruptions to the availability of certain commodities, commodity and futures prices and the supply chain globally. The longer-term impact on commodities and futures prices, including, e.g., the price of the Benchmark Futures Contract, is difficult to predict and depends on a number of factors that may have a negative impact on UNL in the future.

Infectious disease outbreaks like COVID-19 could negatively affect the valuation and performance of UNL’s investments.

An outbreak of infectious respiratory illness caused by a novel coronavirus known as COVID-19 was first detected in China in December 2019 and spread globally. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. COVID-19 resulted in numerous deaths, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, prolonged quarantines and the imposition of both local and more widespread “work from home” measures, cancellations, loss of employment, supply chain disruptions, and lower consumer and institutional demand for goods and services, as well as general concern and uncertainty. The spread of COVID-19 had a material adverse impact on local economies in the affected jurisdictions and also on the global economy, as cross border commercial activity and market sentiment were impacted by the outbreak and government and other measures seeking to contain its spread. COVID-19 had a material adverse impact on the natural gas markets and natural gas futures markets to the extent economic activity and the use of natural gas continues to be curtailed, which in turn had a significant adverse effect on the prices of Futures Contracts, including the Benchmark Futures Contracts, and Other Natural Gas-Related Contracts.

Infectious disease outbreaks like COVID-19 may arise in the future and could adversely affect individual issuers and capital markets in ways that cannot necessarily be foreseen. In addition, actions taken by government and quasi-governmental authorities and regulators throughout the world in response to such an outbreak, including the potential for significant fiscal and monetary policy changes, may affect the value, volatility, pricing and liquidity of some investments or other assets, including those held by or invested in by UNL. Public health crises caused by infectious disease outbreaks may exacerbate other pre-existing political, social and economic risks in certain countries or globally and their duration cannot be determined with certainty.

Historical performance of UNL and the Benchmark Futures Contracts is not indicative of future performance.

Past performance of UNL or the Benchmark Futures Contracts is not necessarily indicative of future results. Therefore, past performance of UNL or the Benchmark Futures Contracts should not be relied upon in deciding whether to buy shares of UNL.

Correlation Risk

An investment in UNL may provide little or no diversification benefits. Thus, in a declining market, UNL may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in UNL while incurring losses with respect to other asset classes.

Investors purchasing shares to hedge against movements in the price of natural gas will have an efficient hedge only if the price investors pay for their shares closely correlates with the price of natural gas. Investing in UNL’s shares for hedging purposes includes the following risks:

•	The market price at which the investor buys or sells shares may be significantly less or more than NAV.
•	Daily percentage changes in NAV may not closely correlate with daily percentage changes in the average of the prices of the Benchmark Futures Contracts.
•	Daily percentage changes in the average of the prices of the Benchmark Futures Contracts may not closely correlate with daily percentage changes in the price of natural gas.

Historically, Futures Contracts and Other Natural Gas-Related Investments have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand.

However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, UNL’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in UNL’s shares. In such a case, UNL may have no gains to offset losses from other investments, and investors may suffer losses on their investment in UNL at the same time they incur losses with respect to other investments.

Variables such as drought, floods, weather, military conflicts, pandemics (such as COVID-19), embargoes, tariffs and other political events may have a larger impact on natural gas prices and natural gas-linked instruments, including Futures Contracts and Other Natural Gas-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject UNL’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historical evidence that the spot price of natural gas and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, UNL cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The market price at which investors buy or sell shares may be significantly less or more than NAV.

UNL’s NAV per share will change throughout the day as fluctuations occur in the market value of UNL’s portfolio investments. The public trading price at which an investor buys or sells shares during the day from their broker may be different from the NAV of the shares, which is also the price shares can be redeemed with UNL by Authorized Participants in Redemption Baskets. Generally, price differences may relate primarily to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of natural gas and the Benchmark Futures Contracts at any point in time. USCF expects that exploitation of certain arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price to track NAV per share closely over time, but there can be no assurance of that. For example, a shortage of UNL shares in the market and other factors could cause UNL’s shares to trade at a premium. Investors should be aware that such premiums can be transitory. To the extent an investor purchases shares that include a premium (e.g., because of a shortage of shares in the market due to the inability of Authorized Participants to purchase additional shares from UNL that could be resold into the market) and the cause of the premium no longer exists causing the premium to disappear (e.g., because more shares are available for purchase from UNL by Authorized Participants that could be resold into the market) such investor’s return on its investment would be adversely impacted due to the loss of the premium.

The NAV of UNL’s shares may also be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which natural gas is traded. While the shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Time, the trading hours for the futures exchanges on which natural gas trades may not necessarily coincide during all of this time. For example, while the shares trade on the NYSE Arca until 4:00 p.m. Eastern Time, liquidity in the global natural gas market will be reduced after the close of the NYMEX at 2:30 p.m. Eastern Time. UNL’s NAV is calculated based on the settlement price of the Benchmark Futures Contracts at 2:30 p.m. Eastern Time and the closing share price of UNL on the NYSE Arca taking into account changes in the price of the Benchmark Futures Contracts that occur after the settlement price is determined. As a result, during periods when the NYSE Arca is open and the futures exchanges on which natural gas is traded are closed, trading spreads and the resulting premium or discount on the shares may widen and, therefore, increase the difference between the price of the shares and the NAV of the shares.

Daily percentage changes in UNL’s NAV may not correlate with daily percentage changes in the average of the prices of the Benchmark Futures Contracts.

It is possible that the daily percentage changes in UNL’s NAV per share may not closely correlate to daily percentage changes in the average of the prices of the Benchmark Futures Contracts. Non-correlation may be attributable to disruptions in the market for natural gas, the imposition of position or accountability limits by regulators or exchanges, or other extraordinary circumstances. As UNL approaches or reaches position limits with respect to the Benchmark Futures Contracts and other Futures Contracts or in view of market conditions, UNL may invest in Futures Contracts other than the Benchmark Futures Contracts and Other Natural Gas-Related Investments.

Daily percentage changes in the prices of the Benchmark Futures Contracts may not correlate with daily percentage changes in the spot price of natural gas.

The correlation between changes in the average of the prices of the Benchmark Futures Contracts and the spot price of natural gas may at times be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative natural gas market, supply and demand for Futures Contracts (including the Benchmark Futures Contracts) and Other Natural Gas-Related Investments, and technical influences in natural gas futures trading.

An investment in UNL is not a proxy for investing in the natural gas markets, and the daily percentage changes in the price of the Benchmark Futures Contracts, or the NAV of UNL, may not correlate with daily percentage changes in the spot price of natural gas.

An investment in UNL is not a proxy for investing in the natural gas markets. To the extent that investors use UNL as a means of indirectly investing in natural gas, there is the risk that the daily changes in the price of UNL’s shares on the NYSE Arca, on a percentage basis, will not closely track the daily changes in the spot price of natural gas on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of UNL’s NAV; the changes in UNL’s NAV do not correlate closely with the changes in the price of the Benchmark Futures Contracts; or the changes in the price of the Benchmark Futures Contracts do not closely correlate with the changes in the cash or spot price of natural gas. This is a risk because if these correlations do not exist, then investors may not be able to use UNL as a cost-effective way to indirectly invest in natural gas or as a hedge against the risk of loss in natural gas-related transactions. The degree of correlation among UNL’s share price, the price of the Benchmark Futures Contracts and the spot price of natural gas depends upon circumstances such as variations in the speculative natural gas market, supply of and demand for Futures Contracts (including the Benchmark Futures Contracts) and Other Natural Gas-Related Investments, and technical influences on trading natural gas futures contracts. Investors who are not experienced in investing in natural gas futures contracts or the factors that influence that market or speculative trading in the natural gas markets and may not have the background or ready access to the types of information that investors familiar with these markets may have and, as a result, may be at greater risk of incurring losses from trading in UNL shares than such other investors with such experience and resources.

Natural forces in the natural gas futures market known as “backwardation” and “contango” may increase UNL’s tracking error and/or negatively impact total return.

The design of UNL’s Benchmark Futures Contract consists of the near month contract to expire and 11 following months, which are changed to the next month contract to expire and the 11 following months during one day each month. In the event of a natural gas futures market where near month contracts trade at a higher price than next month to expire contracts, a situation described as “backwardation” in the futures market, then absent the impact of the overall movement in natural gas prices the value of the Benchmark Futures Contracts would tend to rise as it approaches expiration. Conversely, in the event of a natural gas futures market where near month contracts trade at a lower price than next month contracts, a situation described as “contango” in the futures market, then absent the impact of the overall movement in natural gas prices the value of the benchmark contracts would tend to decline as it approaches expiration.

While contango and backwardation are consistently present in trading in the futures markets, such conditions can be exacerbated by market forces. For example, extraordinary market conditions in the crude oil markets, including “super contango” (a higher level of contango arising from the overabundance of oil being produced and the limited availability of storage for such excess supply), occurred in the crude oil futures markets in April 2020 due to over-supply of crude oil in the face of weak demand during the COVID-19 pandemic when disputes among oil-producing countries regarding limitations on the production of oil also were occurring. This resulted in a negative price for the May 2020 futures contract on light sweet crude oil as traded on the New York Mercantile Exchange. Volatility in the natural gas market was also elevated, but it did not reach the same extreme levels as the volatility in the oil futures market did. It is possible that the Benchmark Futures Contracts may experience periods of super contango or negative prices in the future. In any such circumstance, UNL could, if it determined it appropriate to do so in light of market conditions and regulatory requirements, invest in other Futures Contracts and/or Other Natural Gas-Related Investments.

When compared to the total return of other price indices, such as the spot price of natural gas, the impact of backwardation and contango may cause the total return of UNL’s per share NAV to vary significantly. Moreover, absent the impact of rising or falling natural gas prices, a prolonged period of contango could have a significant negative impact on UNL’s per share NAV and total return and investors could lose part or all of their investment. See “Additional Information About UNL, its Investment Objective and Investments” for a discussion of the potential effects of contango and backwardation.

See “Additional Information About UNL, its Investment Objective and Investments” for a discussion of the potential effects of contango and backwardation.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, which could cause the average of the prices of shares to substantially vary from the price of the Benchmark Futures Contracts.

Designated contract markets, such as the NYMEX and ICE Futures, have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by UNL is not) may hold, own or control. These levels and position limits apply to the futures contracts that UNL invests in to meet its investment objective. In addition to accountability levels and position limits, the NYMEX and ICE Futures may also set daily price limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

The accountability levels for the Benchmark Futures Contracts and other Futures Contracts traded on U.S.-based futures exchanges, such as the NYMEX, are not a fixed ceiling, but rather a threshold above which the NYMEX may exercise greater scrutiny and control over an investor’s positions. The current accountability level for investments for any one-month in the Benchmark Futures Contracts is 6,000 contracts. In addition, the NYMEX imposes an accountability level for all months of 12,000 net futures contracts for natural gas. In addition, ICE Futures maintains accountability levels, position limits and monitoring authority for its futures contracts for natural gas. If UNL and the Related Public Funds exceed these accountability levels for investments in the futures contracts for natural gas, the NYMEX and ICE Futures will monitor such exposure and may ask for further information on their activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of UNL and the Related Public Funds. If deemed necessary by the NYMEX and/or ICE Futures, UNL could be ordered to reduce net futures contracts back to the accountability level.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot be exceeded without express CFTC authority to do so. In addition to accountability levels and position limits that may apply at any time, the NYMEX and ICE Futures impose position limits on contracts held in the last few days of trading in the near month contract to expire. It is unlikely that UNL will run up against such position limits because UNL’s investment strategy is to close out its positions and “roll” from the near month contracts to expire and the eleven following months to the next month contracts to expire and the eleven following months during a one day each month. The foregoing accountability levels and position limits are subject to change.

Part 150 of the CFTC’s regulations (“Position Limits Rule”) establishes federal position limits for 25 core referenced futures contracts (comprised of agricultural, energy and metals futures contracts), futures and options linked to the core referenced futures contracts, and swaps that are economically equivalent to the core referenced futures contracts that all market participants must comply with, with certain exemptions.

The Benchmark Futures Contracts is subject to position limits under the Position Limits Rule, and UNL’s trading does not qualify for an exemption therefrom. Accordingly, the Position Limits Rule could negatively impact the ability of UNL to meet its investment objective by inhibiting USCF’s ability to effectively invest the proceeds from sales of Creation Baskets of UNL in particular amounts and types of its permitted investments.

All of these limits may potentially cause a tracking error between the price of UNL’s shares and the average of the prices of the Benchmark Futures Contracts. This may in turn prevent investors from being able to effectively use UNL as a way to hedge against natural gas-related losses or as a way to indirectly invest in natural gas.

UNL has not limited the size of its offering and is committed to utilizing substantially all of its proceeds to purchase Benchmark Futures Contracts and Other Natural Gas-Related Investments. If UNL encounters accountability levels, position limits, or price fluctuation limits for the Benchmark Futures Contracts on the NYMEX or ICE Futures, it may then, if permitted under applicable regulatory requirements, purchase the Benchmark Futures Contracts on other exchanges that trade listed natural gas futures or enter into swaps or other transactions to meet its investment objective. In addition, if UNL exceeds accountability levels on either the NYMEX or ICE Futures, and is required by such exchanges to reduce its holdings, such reduction could potentially cause a tracking error between the price of UNL’s shares and the average of the prices of the Benchmark Futures Contracts.

Risk mitigation measures that could be imposed by UNL’s futures commission merchants (“FCMs”) have the potential to cause tracking error by limiting UNL’s investments, including its ability to fully invest in the Benchmark Futures Contracts and other Futures Contracts, which could cause the price of UNL’s shares to substantially vary from the price of the Benchmark Futures Contracts.

UNL’s FCMs have discretion to impose limits on the positions that UNL may hold in the Benchmark Futures Contracts. To date, UNL’s FCMs have not imposed any such limits. However, were UNL’s FCMs to impose limits, UNL’s ability to have a substantial portion of its assets invested in the Benchmark Futures Contracts and other Futures Contracts could be severely limited, which could lead UNL to invest in other Futures Contracts or, potentially, Other Natural Gas-Related Investments. UNL could also have to more frequently rebalance and adjust the types of holdings in its portfolio than is currently the case. This could inhibit UNL from pursuing its investment objective in the same manner that it has historically and currently.

In addition, when offering Creation Baskets for purchase, limitations imposed by exchanges and/or any of UNL’s FCMs could limit UNL’s ability to invest the proceeds of the purchases of Creation Baskets in Benchmark Futures Contracts and other Futures Contracts. If this were the case, UNL may invest in other permitted investments, including Other Natural Gas-Related Investments, and may hold larger amounts of Treasuries, cash and cash equivalents, which could impair UNL’s ability to meet its investment objective.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its shares.

Cash or property will be distributed at the sole discretion of USCF. USCF has not and does not currently intend to make cash or other distributions with respect to shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of UNL’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed with respect to such shares.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.

Due to the application of the assumptions and conventions applied by UNL in making allocations for tax purposes and other factors, an investor’s allocable share of UNL’s income, gain, deduction or loss may be different than its economic profit or loss from its shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to shares could be reallocated for U.S. federal income tax purposes, and UNL could be liable for U.S. federal income tax, if the IRS does not accept the assumptions and conventions applied by UNL in allocating those items, with potential adverse consequences for an investor.

The U.S. federal income tax rules pertaining to partnerships are complex and their application to large, publicly traded partnerships such as UNL is in many respects uncertain. UNL applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. It is possible that the IRS could successfully challenge the application by UNL of these assumptions and conventions as not fully complying with all aspects of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury Regulations, which would require UNL to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors.

UNL may be liable for U.S. federal income tax on any “imputed understatement” resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gain to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If UNL is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of UNL and would likely have an adverse impact on the value of the shares. Under certain circumstances, UNL may be eligible to make an election to cause the investors to take into account the amount of any imputed understatement, including any associated interest and penalties. The ability of a publicly traded partnership such as UNL to make this election is uncertain. If the election is made, UNL would be required to provide investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued.

UNL could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of the shares.

UNL has received an opinion of counsel that, under current U.S. federal income tax laws, UNL will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of UNL’s annual gross income will be derived from (a) income and gains from commodities (not held as inventory) or futures, forwards, options, swaps and other notional principal contracts with respect to commodities, and (b) interest income; (ii) UNL is organized and operated in accordance with its governing agreements and applicable law; and (iii) UNL does not elect to be taxed as a corporation for U.S. federal income tax purposes. Although USCF anticipates that UNL has satisfied and will continue to satisfy the “qualifying income” requirement for all taxable years, that result cannot be assured. UNL has not requested and will not request any ruling from the IRS with respect to either its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that UNL is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, UNL would be subject to U.S. federal income tax on its net income for the year at corporate tax rates. In addition, although USCF does not currently intend to make distributions with respect to UNL shares, if UNL were treated as a corporation for U.S. federal income tax purposes, any distributions made with respect to UNL shares would be taxable to shareholders as dividend income to the extent of UNL’s current and accumulated earnings and profits. Taxation of UNL as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

UNL is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law, and therefore, UNL has a more complex tax treatment than traditional mutual funds.

UNL is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law, and is treated as a partnership for U.S. federal income tax purposes. No U.S. federal income tax is paid by UNL on its income. Instead, UNL will furnish shareholders each year with tax information on IRS Schedules K-1 and/or K-3 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deduction, and credit of UNL.

These amounts must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from UNL during the taxable year. A shareholder, therefore, may be allocated income or gain by UNL but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which UNL does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in UNL. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

If UNL is required to withhold tax with respect to any non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.

Under certain circumstances, UNL may be required to pay withholding tax with respect to allocations to non-U.S. shareholders. Although the LP Agreement provides that any such withholding will be treated as being distributed to the non-U.S. shareholder, UNL may not be able to cause the economic cost of such withholding to be borne by the non-U.S. shareholder on whose behalf such amounts were withheld since it does not generally expect to make any distributions. Under such circumstances, the economic cost of the withholding may be borne by all shareholders, not just the shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of the shares.

The impact of changes in U.S. federal income tax laws on UNL is uncertain.

In general, legislative or other actions relating to U.S. federal income taxes could have a negative effect on UNL or our investors. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. On August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (the “IRA”) into law. At this time, we cannot predict with certainty how the provisions of the might affect UNL, our investors, UNL’s investments. Investors are urged to consult with their tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

OTC Contract Risk

UNL will be subject to credit risk with respect to counterparties to OTC contracts entered into by UNL or held by special purpose or structured vehicles.

UNL faces the risk of non-performance by its counterparties to OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to UNL, in which case UNL could suffer significant losses on these contracts. The two-way margining requirements imposed by U.S. regulators are intended to mitigate this risk.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, UNL may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. UNL may obtain only limited recovery or may obtain no recovery in such circumstances.

UNL mitigates these risks by typically entering into transactions only with major, global financial institutions.

Valuing OTC derivatives may be less certain than actively traded financial instruments.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because, for OTC derivatives, the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

Other Risks

UNL is not leveraged, but it could become leveraged if it had insufficient assets to completely meet its margin or collateral requirements relating to its investments.

UNL has not leveraged, and does not intend to leverage, its assets through borrowings or otherwise, and makes its investments accordingly. Consistent with the foregoing, UNL’s announced investment intentions, and any changes thereto, will take into account the need for UNL to make permitted investments that also allow it to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, UNL becoming leveraged. If market conditions require it, UNL may implement risk reduction procedures, which may include changes to UNL’s investments, and such changes may occur on short notice if they occur other than during a roll or rebalance period.

Although UNL does not and will not borrow money or use debt to satisfy its margin or collateral obligations in respect of its investments, it could become leveraged if UNL were to hold insufficient assets that would allow it to meet not only the current, but also future, margin or collateral obligations required for such investments. Such a circumstance could occur if UNL were to hold assets that have a value of less than zero.

USCF endeavors to have the value of UNL’s Treasuries, cash and cash equivalents, whether held by UNL or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Futures Contracts and Other Natural Gas-Related Investments. Although permitted to do so under its LP Agreement, UNL has not and does not intend to leverage its assets by making investments beyond its potential ability to meet the potential margin and collateral obligations relating to such investments. Consistent with this, UNL’s investment decisions will take into account the need for UNL to make permitted investments that also allow it to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, UNL becoming leveraged, including by its holding of assets that have a high probability of having a value of less than zero. If market conditions require it, these risk reduction measures may occur on short notice.

UNL may temporarily limit the offering of Creation Baskets.

UNL may determine to limit the issuance of its shares through the offering of Creation Baskets to its Authorized Participants in order to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective.

UNL will announce to the market through the filing of a Current Report on Form 8-K if it intends to limit the offering of Creation Baskets at any time. In such case, orders for Creation Baskets will be considered for acceptance in the order they are received by UNL and UNL would continue to accept requests for redemption of its shares from Authorized Participants through Redemption Baskets during the period of the limited offering of Creation Baskets.

Certain of UNL’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as war or a foreign government taking political actions that disrupt the market for its currency, its natural gas production or exports, or another major export, can also make it difficult to liquidate a position. Because both Futures Contracts and Other Natural Gas-Related Investments may be illiquid, UNL’s Natural Gas Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated. The large size of the positions that UNL may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and by potentially increasing losses while trying to do so.

OTC contracts that are not subject to clearing may be even less marketable than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and could adversely impact UNL’s ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of OTC transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

UNL is not actively managed and its investment objective is to track the Benchmark Futures Contracts so that the average daily percentage change in UNL’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Futures Contracts over the same period.

UNL is not actively managed by conventional methods. Accordingly, if UNL’s investments in Natural Gas Interests are declining in value, in the ordinary course, UNL will not close out such positions except in connection with paying the proceeds to an Authorized Participant upon the redemption of a basket or closing out its positions in Futures Contracts and other permitted investments (i) in connection with the monthly change in the Benchmark Futures Contracts or (ii) when UNL otherwise determines it would be appropriate to do so, e.g., due to regulatory requirements or risk mitigation measures, or to avoid UNL becoming leveraged, and it reinvests the proceeds in new Futures Contracts or Other Natural Gas-Related Investments to the extent possible. USCF will seek to cause the NAV of UNL’s shares to track the Benchmark Futures Contracts during periods in which its price is flat or declining as well as when the price is rising.

UNL’s ability to invest in the Benchmark Futures Contracts could be limited as a result of any or all of the following: evolving market conditions, a change in regulatory accountability levels and position limits imposed on UNL with respect to its investment in Futures Contracts, additional or different risk mitigation measures taken by market participants, generally, including UNL, with respect to UNL acquiring additional Futures Contracts, or UNL selling additional shares.

UNL may not meet the listing standards of NYSE Arca, which would adversely impact an investor’s ability to sell shares.

NYSE Arca may suspend UNL’s shares from trading on the exchange with or without prior notice to UNL, upon failure of UNL to comply with the NYSE’s listing requirements, or when in its sole discretion, the NYSE Arca determines that such suspension of dealings is in the public interest or otherwise warranted. There can be no assurance that the requirements necessary to maintain the listing of UNL’s shares will continue to be met or will remain unchanged. If UNL were unable to meet the NYSE’s listing standards and were to become delisted, an investor’s ability to sell its shares would be adversely impacted.

The NYSE Arca may halt trading in UNL’s shares, which would adversely impact an investor’s ability to sell shares.

Trading in shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline.

The liquidity of UNL’s shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.

In the event that one or more Authorized Participants which have substantial interests in the shares withdraw from participation, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.

Only Authorized Participants may directly purchase shares from or redeem shares with UNL through Creation Baskets or Redemption Baskets respectively. All other investors that desire to purchase or sell shares must do so through the NYSE Arca or in other markets, if any, in which the shares may be traded. Shares may trade at a premium or discount relative to NAV per share.

The lack of an active trading market for UNL’s shares may result in losses on an investor’s investment in UNL at the time the investor sells the shares.

Although UNL’s shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

Limited partners and shareholders do not participate in the management of UNL and do not control USCF, so they do not have any influence over basic matters that affect UNL.

The limited partners and shareholders take no part in the management or control, and have a minimal voice in UNL’s operations or business. Limited partners and shareholders must therefore rely upon the duties and judgment of USCF to manage UNL’s affairs. Limited partners and shareholders have no right to elect USCF on an annual or any other continuing basis. If USCF voluntarily withdraws, however, the holders of a majority of UNL’s outstanding shares (excluding for purposes of such determination shares owned, if any, by the withdrawing general partner and its affiliates) may elect its successor. USCF may not be removed as general partner except upon approval by the affirmative vote of the holders of at least 66 2/3 percent of UNL’s outstanding shares (excluding shares, if any, owned by USCF and its affiliates), subject to the satisfaction of certain conditions set forth in the LP Agreement.

Limited partners may have limited liability in certain circumstances, including potentially having liability for the return of wrongful distributions.

Under Delaware law, a limited partner might be held liable for UNL’s obligations as if it were a general partner if the limited partner participates in the control of the partnership’s business and the persons who transact business with the partnership think the limited partner is the general partner.

A limited partner will not be liable for assessments in addition to its initial capital investment in any of UNL’s shares. However, a limited partner may be required to repay to UNL any amounts wrongfully returned or distributed to it under some circumstances. Under Delaware law, UNL may not make a distribution to limited partners if the distribution causes UNL’s liabilities (other than liabilities to partners on account of their partnership interests and nonrecourse liabilities) to exceed the fair value of UNL’s assets. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated the law will be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

USCF’s LLC Agreement provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is wholly owned by The Marygold Companies, Inc., a controlled public company where the majority of shares are owned by Nicholas D. Gerber along with certain of his other family members and certain other shareholders.

USCF’s Board of Directors currently consists of four Management Directors, who are also executive officers or employees of USCF, and three Non-Management Directors, who are considered independent for purposes of applicable NYSE Arca and SEC rules. Under USCF’s LLC Agreement, the Non-Management Directors have only such authority as the Management Directors expressly confer upon them, which means that the Non-Management Directors may have less authority to control the actions of the Management Directors than is typically the case with the independent members of a company’s Board of Directors. In addition, any Director may be removed by written consent of USCF Investments, Inc. (“USCF Investments”), formerly Wainwright Holdings, Inc., which is the sole member of USCF. The sole shareholder of USCF Investments is The Marygold Companies, Inc., formerly Concierge Technologies, Inc. (“Marygold”), a company publicly traded under the ticker symbol “MGLD.” Mr. Nicholas D. Gerber, along with certain of his family members and certain other shareholders, owns the majority of the shares in Marygold, which is the sole shareholder of USCF Investments, the sole member of USCF. Accordingly, although USCF is governed by the USCF Board of Directors, which consists of both Management Directors and Non-Management Directors, pursuant to the LLC Agreement, it is possible for Mr. Gerber to exercise his indirect control of USCF Investments to effect the removal of any Director (including the Non-Management Directors which comprise the Audit Committee) and to replace that Director with another Director. Having control in one person could have a negative impact on USCF and UNL, including their regulatory obligations.

There is a risk that UNL will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such UNL may not earn any profit.

UNL pays brokerage charges of approximately 0.02% of average total net assets based on brokerage fees of $3.50 per buy or sell, management fees of 0.75% of NAV on its average net assets, and OTC spreads and extraordinary expenses (e.g., subsequent offering expenses, other expenses not in the ordinary course of business, including the indemnification of any person against liabilities and obligations to the extent permitted by law and required under the LP Agreement and under agreements entered into by USCF on UNL’s behalf and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation) that cannot be quantified.

These fees and expenses must be paid in all cases regardless of whether UNL’s activities are profitable. Accordingly, UNL must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

UNL is subject to extensive regulatory reporting and compliance.

UNL is subject to a comprehensive scheme of regulation under the federal commodities and securities laws. UNL could be subject to sanctions for a failure to comply with those requirements, which could adversely affect its financial performance (in the case of financial penalties) or ability to pursue its investment objective (in the case of a limitation on its ability to trade).

Because UNL’s shares are publicly traded, UNL is subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities include the Public Company Accounting Oversight Board (the “PCAOB”), the SEC, the CFTC, the NFA, and NYSE Arca and these authorities have continued to develop additional regulations or interpretations of existing regulations. UNL’s ongoing efforts to comply with these regulations and interpretations have resulted in, and are likely to continue resulting in, a diversion of management’s time and attention from revenue-generating activities to compliance related activities.

UNL is responsible for establishing and maintaining adequate internal control over financial reporting. UNL’s internal control system is designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation.

Regulatory changes or actions, including the implementation of new legislation, is impossible to predict but may significantly and adversely affect UNL.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Further, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the energy markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on UNL is impossible to predict, but it could be substantial and adverse.

UNL is not a registered investment company so shareholders do not have the protections of the 1940 Act.

UNL is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute, which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

Trading in international markets could expose UNL to credit and regulatory risk.

UNL invests primarily in Futures Contracts, a significant portion of which are traded on United States exchanges, including the NYMEX. However, a portion of UNL’s trades may take place on markets and exchanges outside the United States. Trading on such non-U.S. markets or exchanges presents risks because they are not subject to the same degree of regulation as their U.S. counterparts, including potentially different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, UNL is subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

UNL and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.

UNL is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to UNL and also are directors, officers or employees of other entities that may compete with UNL for their services. They could have a conflict between their responsibilities to UNL and to those other entities. As a result of these and other relationships, parties involved with UNL have a financial incentive to act in a manner other than in the best interests of UNL and the shareholders. USCF has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

USCF serves as the general partner or sponsor to each of UNL and the other Related Public Funds. USCF may have a conflict to the extent that its trading decisions for UNL may be influenced by the effect they would have on the other funds it manages. By way of example, if, as a result of reaching position limits imposed by the NYMEX, UNL purchased Futures Contracts, this decision could impact UNL’s ability to purchase additional Futures Contracts if the number of contracts held by funds managed by USCF reached the maximum allowed by the NYMEX. Similar situations could adversely affect the ability of other Related Public Funds to track their benchmark futures contract(s).

UNL may also be subject to certain conflicts with respect to its FCMs, including, but not limited to, conflicts that result from the FCM receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third-party accounts traded through the FCMs. In addition, USCF’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as UNL trades using the clearing broker to be used by UNL. A potential conflict also may occur if USCF’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by UNL.

UNL could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

UNL may terminate at any time, regardless of whether UNL has incurred losses, subject to the terms of the LP Agreement. In particular, unforeseen circumstances, including, but not limited to, (i) market conditions, regulatory requirements, risk mitigation measures taken by UNL or third parties or otherwise that would lead UNL to determine that it could no longer foreseeably meet its investment objective or that UNL’s aggregate net assets in relation to its operating expenses or its margin or collateral requirements make the continued operation of UNL unreasonable or imprudent, or (ii) adjudication of incompetence, bankruptcy, dissolution, withdrawal, or removal of USCF as the general partner of UNL could cause UNL to terminate unless a majority interest of the limited partners within 90 days of the event elects to continue the partnership and appoints a successor general partner, or the affirmative vote of a majority in interest of the limited partners subject to certain conditions. However, no level of losses will require USCF to terminate UNL. UNL’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

UNL does not expect to make cash distributions.

UNL has not previously made any cash distributions and intends to reinvest any realized gains in additional Natural Gas Interests rather than distributing cash to limited partners or other shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, UNL generally does not expect to distribute cash to limited partners. An investor should not invest in UNL if the investor will need cash distributions from UNL to pay taxes on its share of income and gains of UNL, if any, or for any other reason. Nonetheless, although UNL does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Natural Gas Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

An unanticipated number of Redemption Basket requests during a short period of time could have an adverse effect on UNL’s NAV.

If a substantial number of requests for redemption of Redemption Baskets are received by UNL during a relatively short period of time, UNL may not be able to satisfy the requests from UNL’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in UNL’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause UNL’s NAV to differ materially from its trading price.

In the event that there was a suspension in the ability of Authorized Participants to purchase additional Creation Baskets, Authorized Participants and other groups that make a market in shares of UNL would likely still continue to actively trade the shares. However, in such a situation, Authorized Participants and other market makers may seek to adjust the market they make in the shares. Specifically, such market participants may increase the spread between the prices that they quote for offers to buy and sell shares to allow them to adjust to the potential uncertainty as to when they might be able to purchase additional Creation Baskets of shares. In addition, Authorized Participants may be less willing to offer to quote offers to buy or sell shares in large numbers. The potential impact of either wider spreads between bid and offer prices, or reduced number of shares on which quotes may be available, could increase the trading costs to investors in UNL compared to the quotes and the number of shares on which bids and offers are made if the Authorized Participants still were able to freely create new baskets of shares. In addition, there could be a significant variation between the market price at which shares are traded and the shares’ NAV, which is also the price shares can be redeemed with UNL by Authorized Participants in Redemption Baskets. The foregoing could also create significant deviations from UNL’s investment objective. Any potential impact to the market for shares of UNL that could occur from the Authorized Participant’s inability to create new baskets would likely not extend beyond the time when additional shares would be registered and available for distribution.

UNL may determine that, to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective, it may limit its offers of Creation Baskets.

UNL may determine to limit the issuance of its shares through the offering of Creation Baskets to its Authorized Participants. As a result of certain circumstances described herein, including (1) the need to comply with regulatory requirements (including, but not limited to, exchange accountability levels and position limits); (2) market conditions (including but not limited to those allowing UNL to obtain greater liquidity or to execute transactions with more favorable pricing); and (3) risk mitigation measures taken by UNL’s current and other FCMs that limit UNL and other market participants from investing in particular natural gas futures contracts, UNL’s management can determine that it will limit the issuance of shares and the offerings of Creation Baskets because it is unable to invest the proceeds from such offerings in investments that would permit it to reasonably meet its investment objective.

If such a determination is made, the same consequences associated with a suspension of the offering of Creation Baskets, as described in the foregoing risk factor, “The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause UNL’s NAV to differ materially from its trading price.”

In a rising rate environment, UNL may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss.

When interest rates rise, the value of fixed income securities typically falls. In a rising interest rate environment, UNL may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss. Interest rate risk is generally lower for shorter term investments and higher for longer term investments. The risk to UNL of rising interest rates may be greater in the future due to the end of a long period of historically low rates, the effect of potential monetary policy initiatives, including actions taken by the U.S. Federal Reserve and other foreign equivalents to curb inflation, and resulting market reactions to those initiatives. When interest rates fall, UNL may be required to reinvest the proceeds from the sale, redemption or early prepayment of a Treasury Bill or money market security at a lower interest rate.

UNL may potentially lose money by investing in government money market funds.

UNL invests in government money market funds. Although such government money market funds seek to preserve the value of an investment at $1.00 per share, there is no guarantee that they will be able to do so and UNL may lose money by investing in a government money market fund. An investment in a government money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation, referred to herein as the FDIC, or any other government agency. The share price of a government money market fund can fall below the $1.00 share price. UNL cannot rely on or expect a government money market fund’s adviser or its affiliates to enter into support agreements or take other actions to maintain the government money market fund’s $1.00 share price. The credit quality of a government money market fund’s holdings can change rapidly in certain markets, and the default of a single holding could have an adverse impact on the government money market fund’s share price. Due to fluctuations in interest rates, the market value of securities held by a government money market fund may vary. A government money market fund’s share price can also be negatively affected during periods of high redemption pressures and/or illiquid markets.

The failure or bankruptcy of a clearing broker could result in a substantial loss of UNL’s assets and could impair UNL in its ability to execute trades.

The CEA and CFTC regulations impose several requirements on FCMs and clearing houses that are designed to protect customers, including mandating the implementation of risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures, and auditing and examination programs. In particular, the CEA and CFTC regulations require FCMs and clearing houses to segregate all funds received from customers from proprietary assets. There can be no assurance that the requirements imposed by the CEA and CFTC regulations will prevent losses to, or not materially adversely affect, UNL or its investors.

In particular, in the event of an FCM’s or clearing house’s bankruptcy, UNL could be limited to recovering either a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts or UNL may not recover any assets at all. UNL may also incur a loss of any unrealized profits on its open and closed positions. This is because if such a bankruptcy were to occur, UNL would be afforded the protections granted to customers of an FCM, and participants to transactions cleared through a clearing house, under the United States Bankruptcy Code and applicable CFTC regulations. Such provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt FCM or an Exchange’s clearing house if the customer property held by the FCM or the Exchange’s clearing house is insufficient to satisfy all customer claims.

Bankruptcy of a clearing FCM can be caused by, among other things, the default of one of the FCM’s customers. In this event, the Exchange’s clearing house is permitted to use the entire amount of margin posted by UNL (as well as margin posted by other customers of the FCM) to cover the amounts owed by the bankrupt FCM. Consequently, UNL could be unable to recover amounts due to it on its futures positions, including assets posted as margin, and could sustain substantial losses.

Notwithstanding that UNL could sustain losses upon the failure or bankruptcy of its FCM, the majority of UNL’s assets are held in Treasuries, cash and/or cash equivalents with UNL’s Custodian and would not be impacted by the bankruptcy of an FCM.

The failure or bankruptcy of UNL’s Custodian could result in a substantial loss of UNL’s assets.

The majority of UNL’s assets are held in Treasuries, cash and/or cash equivalents with the Custodian. The insolvency of the Custodian could result in a complete loss of UNL’s assets held by that Custodian, which, at any given time, would likely comprise a substantial portion of UNL’s total assets.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, UNL is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events such as a cyber-attack against UNL, a natural catastrophe, an industrial accident, failure of UNL’s disaster recovery systems, or consequential employee error. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of UNL’s clearing broker or third party service provider (including, but not limited to, index providers, the administrator and transfer agent, the custodian), have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of UNL shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Adverse effects can become particularly acute if those events affect UNL’s electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of our data. In addition, a service provider that has experienced a cyber-security incident may divert resources normally devoted to servicing UNL to addressing the incident, which would be likely to have an adverse effect on UNL’s operations. Cyber-attacks may also cause disruptions to the futures exchanges and clearinghouses through which UNL invests in futures contracts, which could result in disruptions to UNL’s ability to pursue its investment objective, resulting in financial losses to UNL and its shareholders.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. UNL and its shareholders could be negatively impacted as a result. While USCF and the Related Public Funds, including UNL, have established business continuity plans, there are inherent limitations in such plans, including the possibility that certain risks have not been identified or that new risks will emerge before countervailing measures can be implemented. Furthermore, UNL cannot control cybersecurity plans and systems of its service providers, market makers or Authorized Participants.

UNL’s investment returns could be negatively affected by climate change and greenhouse gas restrictions.

Driven by concern over the risks of climate change, a number of countries have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions or production and use of oil and gas. These include adoption of cap and trade regimes, carbon taxes, trade tariffs, minimum renewable usage requirements, restrictive permitting, increased efficiency standards, and incentives or mandates for renewable energy. Political and other actors and their agents increasingly seek to advance climate change objectives indirectly, such as by seeking to reduce the availability of or increase the cost for, financial and investment in the oil and gas sector and taking actions intended to promote changes in business strategy for oil and gas companies. Many governments are also providing tax advantages and other subsidies to support transitioning to alternative energy sources or mandating the use of specific fuels other than oil or natural gas. Depending on how policies are formulated and applied, they could have the potential to negatively affect UNL’s investment returns and make oil and natural gas products more expensive or less competitive.

USCF is the subject of class action, derivative, and other litigation. In light of the inherent uncertainties involved in litigation matters, an adverse outcome in this litigation could materially adversely affect USCF’s financial condition.

USCF and USCF’s directors and certain of its officers are currently subject to litigation. Estimating an amount or range of possible losses resulting from litigation proceedings to USCF is inherently difficult and requires an extensive degree of judgment, particularly where the matters involve indeterminate claims for monetary damages and are subject to appeal. In addition, because most legal proceedings are resolved over extended periods of time, potential losses are subject to change due to, among other things, new developments, changes in legal strategy, the outcome of intermediate procedural and substantive rulings and other parties’ settlement posture and their evaluation of the strength or weakness of their case against USCF. For these reasons, we are currently unable to predict the ultimate timing or outcome of, or reasonably estimate the possible losses or a range of possible losses resulting therefrom. In light of the inherent uncertainties involved in such matters, an adverse outcome in this litigation could materially adversely affect USCF’s financial condition, results of operations or cash flows in any particular reporting period. In addition, litigation could result in substantial costs and divert USCF’s management’s attention and resources from conducting USCF’s operations, including the management of UNL and the Related Public Funds.

ADDITIONAL INFORMATION ABOUT UNL, ITS INVESTMENT OBJECTIVE AND INVESTMENTS

UNL is a Delaware limited partnership organized on June 27, 2007. It operates pursuant to the terms of the Third Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017 (as amended from time to time, the “LP Agreement”), which grants full management control of UNL to USCF. UNL maintains its main business office at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596.

The net assets of UNL consist primarily of investments in Futures Contracts and, to a lesser extent, in order to comply with regulatory requirements, risk mitigation measures, liquidity requirements, or in view of market conditions, Other Natural Gas-Related Investments. Market conditions that USCF currently anticipates could cause UNL to invest in Other Natural Gas-Related Investments include those allowing UNL to obtain greater liquidity or to execute transactions with more favorable pricing.

UNL invests substantially the entire amount of its assets in Futures Contracts while supporting such investments by holding the amounts of its margin, collateral and other requirements relating to these obligations in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents. The daily holdings of UNL are available on UNL’s website at www.uscfinvestments.com.

UNL invests in Natural Gas Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Natural Gas Interests. In pursuing this objective, the primary focus of USCF is the investment in Futures Contracts and the management of UNL’s investments in Treasuries, cash and/or cash equivalents for margining purposes and as collateral.

UNL seeks to invest in a combination of Natural Gas Interests such that the average daily changes in its NAV, measured in percentage terms, will closely track the average daily changes in the price of the Benchmark Futures Contracts, also measured in percentage terms. As a specific benchmark, USCF endeavors to place UNL’s trades in Natural Gas Interests and otherwise manage UNL’s investments so that “A” will be within plus/minus ten percent (10%) of “B”, where:

•	A is the average daily percentage change in UNL’s per share NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which UNL calculates its per share NAV; and
•	B is the average daily percentage change in the average of the prices of the Benchmark Futures Contracts over the same period.

USCF believes that market arbitrage opportunities will cause the daily changes in UNL’s share price on the NYSE Arca on a percentage basis to closely track the daily changes in UNL’s per share NAV. USCF further believes that the daily changes in UNL’s NAV in percentage terms will closely track the daily changes in percentage terms in the average of the prices of the Benchmark Futures Contracts, less UNL’s expenses.

The following two charts demonstrate the correlation between the changes in UNL’s NAV and the changes in the Benchmark Futures Contracts. The first chart exhibits the daily changes in the last 30 valuation days ended December 31, 2022. The second chart measures monthly changes since December 31, 2017 through December 31, 2022.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF employs a “neutral” investment strategy in order to track changes in the average prices of the Benchmark Futures Contracts regardless of whether these prices go up or go down. UNL’s “neutral” investment strategy is designed to permit investors generally to purchase and sell UNL’s shares for the purpose of investing indirectly in natural gas in a cost-effective manner, and/or to permit participants in the natural gas or other industries to hedge the risk of losses in their natural gas-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in natural gas and/or the risks involved in hedging may exist. In addition, an investment in UNL involves the risk that the daily changes in the average of the prices of UNL’s shares, in percentage terms, will not accurately track the daily changes in the average prices of the Benchmark Futures Contracts, in percentage terms, and that daily changes in the Benchmark Futures Contracts, in percentage terms, will not closely correlate with daily changes in the spot prices of natural gas, in percentage terms.

An alternative tracking measurement of the return performance of UNL versus the return of the Benchmark Futures Contracts can be calculated by comparing the actual return of UNL, measured by changes in its per share NAV, versus the expected changes in its per share NAV under the assumption that UNL’s returns had been exactly the same as the daily changes in the average of the prices of its Benchmark Futures Contracts.

For the year ended December 31, 2022, the actual total return of UNL as measured by changes in its per share NAV was 47.98%. This is based on an initial per share NAV of $11.65 as of December 31, 2021 and an ending per share NAV as of December 31, 2022 of $17.24. During this time period, UNL made no distributions to its shareholders. However, if UNL’s daily changes in its per share NAV had instead exactly tracked the changes in the daily total return of the Benchmark Futures Contracts, UNL would have had an estimated per share NAV of $17.13 as of December 31, 2022, for a total return over the relevant time period of 47.04%. The difference between the actual per share NAV total return of UNL of 47.98% and the expected total return based on the Benchmark Futures Contracts of 47.04% was a difference over the time period of 0.94%, which is to say that UNL’s actual total return outperformed its benchmark by that percentage. UNL incurs expenses primarily composed of the management fee, brokerage commissions for the buying and selling of futures contracts, and other expenses. The impact of these expenses, offset by interest and dividend income, and net of positive or negative execution, tends to cause daily changes in the per share NAV of UNL to track slightly lower or higher than daily changes in the price of the Benchmark Futures Contracts.

By comparison, for the year ended December 31, 2021, the actual total return of UNL as measured by changes in its per share NAV was 50.52%. This was based on an initial per share NAV of $7.74 as of December 31, 2020 and an ending per share NAV as of December 31, 2021 of $11.65. During this time period, UNL made no distributions to its shareholders. However, if UNL’s daily changes in its per share NAV had instead exactly tracked the changes in the daily total return of the Benchmark Futures Contracts, UNL would have had an estimated per share NAV of $11.65 as of December 31, 2021, for a total return over the relevant time period of 50.52%. The difference between the actual per share NAV total return of UNL of 50.52% and the expected total return based on the Benchmark Futures Contracts of 50.52% was a difference over the time period of (0.00)%, which is to say that UNL’s actual total return underperformed its benchmark by that percentage. UNL incurs expenses primarily composed of the management fee, brokerage commissions for the buying and selling of futures contracts, and other expenses. The impact of these expenses, offset by interest and dividend income, and net of positive or negative execution, tends to cause daily changes in the per share NAV of UNL to track slightly lower or higher than daily changes in the price of the Benchmark Futures Contracts.

Impact of Contango and Backwardation on Total Returns

Several factors determine the total return from investing in futures contracts. One factor arises from “rolling” futures contracts that will expire at the end of the current month (the “near” or “front” month contract) forward each month prior to expiration. For a strategy that entails holding the near month contract, the price relationship between that futures contract and the next month futures contract will impact returns. For example, if the price of the near month futures contract is higher than the next futures month contract (a situation referred to as “backwardation”), then absent any other change, the price of a next month futures contract tends to rise in value as it becomes the near month futures contract and approaches expiration. Conversely, if the price of a near month futures contract is lower than the next month futures contract (a situation referred to as “contango”), then absent any other change, the price of a next month futures contract tends to decline in value as it becomes the near month futures contract and approaches expiration.

As an example, assume that the price of natural gas for immediate delivery, is $3 per MMBtu, and the value of a position in the near month futures contract is also $3. Over time, the price of natural gas will fluctuate based on a number of market factors, including demand for oil relative to supply. The value of the near month futures contract will likewise fluctuate in reaction to a number of market factors. If an investor seeks to maintain a position in a near month futures contract and not take delivery of physical MMBtu of natural gas, the investor must sell the current near month futures contract as it approaches expiration and invest in the next month futures contract. In order to continue holding a position in the current near month futures contract, this “roll” forward of the futures contract must be executed every month.

Contango and backwardation are natural market forces that have impacted the total return on an investment in UNL’s shares during the past year relative to a hypothetical direct investment in natural gas. In the future, it is likely that the relationship between the market price of UNL’s shares and changes in the spot prices of natural gas will continue to be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing natural gas, which could be substantial.

If the futures market is in backwardation, e.g., when the price of the near month futures contract is higher than the price of the next month futures contract, the investor would buy a next month futures contract for a lower price than the current near month futures contract. Assuming the price of the next month futures contract was $2.94 per MMBtu, or 2% cheaper than the $3 near month futures contract, then, hypothetically, and assuming no other changes (e.g., to either prevailing natural gas prices or the price relationship between the spot price, the near month contract and the next month contract, and, ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the $2.94 next month futures contract would rise to $3 as it approaches expiration. In this example, the value of an investment in the next month futures contract would tend to outperform the spot price of natural gas. As a result, it would be possible for the new near month futures contract to rise 12% while the spot price of natural gas may have risen a lower amount, e.g., only 10%. Similarly, the spot price of natural gas could have fallen 10% while the value of an investment in the futures contract might have fallen another amount, e.g., only 8%. Over time, if backwardation remained constant, this difference between the spot price and the futures contract price would continue to increase.

If the futures market is in contango, an investor would be buying a next month futures contract for a higher price than the current near month futures contract. Again, assuming the near month futures contract is $3 per MMBtu, the price of the next month futures contract might be $3.06 per MMBtu, or 2% more expensive than the front month futures contract. Hypothetically, and assuming no other changes, the value of the $3.06 next month futures contract would fall to $3 as it approaches expiration. In this example, the value of an investment in the second month would tend to underperform the spot price of natural gas. As a result, it would be possible for the new near month futures contract to rise only 10% while the spot price of natural gas may have risen a higher amount, e.g., 12%. Similarly, the spot price of natural gas could have fallen 10% while the value of an investment in the second month futures contract might have fallen another amount, e.g., 12%. Over time, if contango remained constant, this difference between the spot price and the futures contract price would continue to increase.

The chart below compares the daily price of the near month natural gas futures contract to the price of 13th month natural gas futures contract (i.e., a contract one year forward) over the last 10 years. When the price of the near month futures contract is higher than the price of the 13th month futures contract, the market would be described as being in backwardation. When the price of the near month futures contract is lower than the 13th month futures contract, the market would be described as being in contango. Although the price of the near month futures contract and the price of the 13th month futures contract tend to move together, it can be seen that at times the near month futures contract prices are higher than the 13th month futures contract prices (backwardation) and, at other times, the near month futures contract prices are lower than the 13th month futures contract prices (contango).

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Near Month Price (NG1) vs One-Year Forward Price (NG13)
(10 years ending 12/31/2022)*
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Dec-12
Dec-13
Dec-14
Dec-15
Dec-16
Dec-17
Dec-18
Dec-19
Dec-20
Dec-21
Dec-22
Near Month
13th Month

An alternative way to view the same data is to subtract the dollar price of the 13th month natural gas futures contract from the dollar price of the near month natural gas futures contract, as shown in the chart below. When the difference is positive, the market is in backwardation. When the difference is negative, the market is in contango. The natural gas market spent time in both backwardation and contango during the last ten years. The chart below shows the results from subtracting the average dollar price of the near 12-month contracts from the near month price for the 10-year period between December 31, 2012 and December 31, 2022. Investors will note that the natural gas market spent time in both backwardation and contango during that period.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

An investment in a portfolio that owned only the near month natural gas futures contract would likely produce a different result than an investment in a portfolio that owned an equal number of each of the near 12 months’ of natural gas futures contracts. Generally speaking, when the natural gas futures market is in backwardation, a portfolio of only the near month natural gas futures contract may tend to have a higher total return than a portfolio of 12 months’ of the natural gas futures contract. Conversely, if the natural gas futures market is in contango, the portfolio containing only 12 months’ of natural gas futures contracts may tend to outperform the portfolio holding only the near month natural gas futures contract.

Historically, the natural gas futures markets have experienced periods of contango and backwardation. Because natural gas demand is seasonal, it is possible for the price of natural gas futures contracts for delivery within one or two months to rapidly move from backwardation into contango and back again within the relatively short period of time of less than one year.

The Russian invasion of Ukraine in 2022 and related developments placed upward pressure on the prices of the Benchmark Futures Contracts. From 2011 to 2021, the average difference in price between the front-month Benchmark Futures Contract and the 1-year ahead Benchmark Futures Contract was ($0.17). A negative price difference such as this indicates that the Benchmark Futures Contract was generally in contango during the 2011 to 2021 ten-year period. During this time frame, the natural gas market experienced several intermittent periods of backwardation, mostly due to extreme cold winter weather. Recently, there was a temporary spike in backwardation in late January 2022 that reflected the reaction of futures prices to extreme weather. However, there has been a more sustained increase in backwardation as well that has continued into the second quarter of 2022 that reflects the impact of the Russian invasion of Ukraine. As of the end of 2021, the spread between the front-month Benchmark Futures Contract and the 1-year ahead Benchmark Futures Contract was ($0.25), with the front month Benchmark Futures Contract trading at a price that is 6.3% lower than the price for the 1-year ahead futures contract. The spread changed from contango into backwardation in January 2022 and was $1.74 by March 31, 2022. This represents a 44.5% price premium for the front month Benchmark Futures Contract relative to the 1-year ahead Benchmark Futures Contract.

During the year ended December 31, 2022, the price of the front month natural gas futures contract traded in a range between $3.717 and $9.680. Prices increased 19.97% from December 31, 2021 through December 31, 2022, finishing the year at $4.475. The number of rigs dedicated to natural gas production rose from 106 at the start of the year to 156 by the end of 2022. Natural gas stored in the United States stood at 2891 billion cubic feet as of December 31, 2022, about 9.5% lower than the same time last year. Both domestic demand and U.S. exports of natural gas have increased over the last five years and rising demand relative to gas in storage led to the best returns for the commodity in almost a decade. The robust ability of the U.S. energy industry to meet demand may constrain natural gas prices except during periods of extreme temperatures

There can be no assurance that this current period of backwardation will continue, nor is it possible to predict how long backwardation will continue. If the war in Ukraine continues and/or escalates, or if sanctions or responses by the United States and/or other nations, lead to a reduction in the supply of natural gas from Russia to Europe, then all natural gas prices could rise, and distortions in the futures curve for the Benchmark Futures Contract could become more pronounced. In contrast, if concerns about a natural gas shortage resulting from the war in Ukraine ebb due to an expected or actual resolution of the war, then natural gas prices for all delivery months could decline, and the premium for the Benchmark Futures Contracts closer to expiration would most likely fall.

Periods of contango or backwardation do not materially impact UNL’s investment objective of having the daily percentage changes in its per share NAV track the daily percentage changes in the price of the Benchmark Futures Contracts. This is because the impact of backwardation and contango tend to equally impact the daily percentage changes in price of both UNL’s shares and the Benchmark Futures Contracts. It is impossible to predict with any degree of certainty whether backwardation or contango will occur in the future. It is likely that both conditions will occur during different periods and, because of the seasonal nature of natural gas demand, both may occur within a single year’s time. Contango may persist for the foreseeable future, potentially at extreme levels at times, as a result of the ongoing uncertainty in the wake of the COVID-19 crisis.

In managing UNL’s assets, USCF does not use a technical trading system that issues buy and sell orders. USCF employs a quantitative methodology whereby each time a Creation Basket is sold, USCF purchases Natural Gas Interests, such as the Benchmark Futures Contracts, that have an aggregate market value that approximates the amount of Treasuries and/or cash received upon the issuance of the Creation Basket.

The specific Futures Contracts purchased depend on various factors, including a judgment by USCF as to the appropriate diversification of UNL’s investments in futures contracts with respect to the month of expiration, and the prevailing price volatility of particular contracts. In addition, UNL may make use of a mixture of standard-sized futures contracts as well as smaller-sized “mini” contracts. While USCF has made significant investments in NYMEX Futures Contracts, for various reasons, including the ability to enter into the precise amount of exposure to the natural gas market, position limits or other regulatory requirements limiting UNL’s holdings, and market conditions, it may invest in Futures Contracts traded on other exchanges or invest in Other Natural Gas-Related Investments. To the extent that UNL invests in Other Natural Gas-Related Investments, it would prioritize investments in contracts and instruments that are economically equivalent to the Benchmark Futures Contracts, including cleared swaps that satisfy such criteria, and then, to a lesser extent, it would invest in other types of cleared swaps and other contracts, instruments and non-cleared swaps, such as swaps in the over-the-counter market (or commonly referred to as the “OTC market”). If UNL is required by law or regulation, or by one of its regulators, including a futures exchange, to reduce its position in the Futures Contracts to the applicable position limit or to a specified accountability level or if market conditions dictate it would be more appropriate to invest in Other Natural Gas-Related Investments, a substantial portion of UNL’s assets could be invested in accordance with such priority in Other Natural Gas-Related Investments that are intended to replicate the return on the Benchmark Futures Contracts. As UNL’s assets reach higher levels, it is more likely to exceed position limits, accountability levels or other regulatory limits and, as a result, it is more likely that it will invest in accordance with such priority in Other Natural Gas-Related Investments at such higher levels. In addition, market conditions that USCF currently anticipates could cause UNL to invest in Other Natural Gas-Related Investments include those allowing UNL to obtain greater liquidity or to execute transactions with more favorable pricing. See “Risk Factors Involved with an Investment in UNL” for a discussion of the potential impact of regulation on UNL’s ability to invest in OTC transactions and cleared swaps.

USCF may not be able to fully invest UNL’s assets in the Benchmark Futures Contracts having an aggregate notional amount exactly equal to UNL’s NAV. For example, as standardized contracts, the Futures Contracts are for a specified amount of a particular commodity, and UNL’s NAV and the proceeds from the sale of a Creation Basket are unlikely to be an exact multiple of the amounts of those contracts. As a result, in such circumstances, UNL may be better able to achieve the exact amount of exposure to changes in price of the Benchmark Futures Contracts through the use of Other Natural Gas-Related Investments, such as OTC contracts that have better correlation with changes in price of the Benchmark Futures Contracts.

UNL anticipates that to the extent it invests in Futures Contracts other than contracts on natural gas (such as futures contracts for light, sweet crude oil, diesel-heating oil and other petroleum-based fuels) and Other Natural Gas-Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Natural Gas Interests against the current Benchmark Futures Contracts.

USCF does not anticipate letting UNL’s Futures Contracts expire and taking delivery of the underlying commodity. Instead, USCF will close existing positions, e.g., when it changes the Benchmark Futures Contracts or Other Natural Gas-Related Investments or it otherwise determines it would be appropriate to do so and reinvests the proceeds in new Natural Gas Interests. Positions may also be closed out to meet orders for Redemption Baskets and in such case proceeds for such baskets will not be reinvested.

The Benchmark Futures Contracts are changed from the near month contract to expire and the 11 following months to the next month contract to expire and the 11 following months during one day each month. On that day, USCF “rolls” UNL’s positions by closing, or selling, UNL’s Natural Gas Interests and reinvests the proceeds from closing these positions in new Natural Gas Interests.

The anticipated dates on which the Benchmark Futures Contracts and changed and UNL’s natural gas interests are “rolled” will be posted on UNL’s website at www.uscfinvestments.com, and are subject to change without notice.

By remaining invested as fully as possible in Natural Gas Interests, USCF believes that the daily changes in percentage terms in UNL’s per share NAV will continue to closely track the daily changes in percentage terms in the average of the prices of the Benchmark Futures Contracts. USCF believes that certain arbitrage opportunities result in the price of the shares traded on the NYSE Arca closely tracking the per share NAV of UNL. Additionally, Futures Contracts traded on the NYMEX have closely tracked the spot price of natural gas. Based on these expected interrelationships, USCF believes that the daily changes in the price of UNL’s shares traded on the NYSE Arca, on a percentage basis, have closely tracked on a daily basis and will continue to closely track, the changes in the spot price of natural gas on a percentage basis.

What are the Trading Policies of UNL?

Investment Objective

UNL’s investment objective is for the average daily percentage changes in the NAV per share to reflect the average daily percentage changes of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily percentage changes in the average of the prices of specified short-term futures contracts on natural gas called the “Benchmark Futures Contracts,” plus interest earned on UNL’s collateral holdings, less UNL’s expenses. The Benchmark Futures Contracts are the futures contracts on natural gas as traded on the NYMEX that is the near month contract to expire, and the contracts for the following 11 months, for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire and the contracts for the following 11 consecutive months. When calculating the daily movement of the average price of the 12 contracts, each contract month is equally weighted.

UNL seeks to achieve its investment objective by investing so that the average daily percentage change in UNL’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Futures Contracts over the same period.

Liquidity

UNL invests only in Futures Contracts and Other Natural Gas-Related Investments that, in the opinion of USCF, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and Other Natural Gas-Related Investments that, in the opinion of USCF, may be readily liquidated with the original counterparty or through a third party assuming the position of UNL.

Spot Commodities

While Futures Contracts can be physically settled, UNL does not intend to take or make physical delivery. UNL may from time to time trade in Other Natural Gas-Related Investments, including contracts based on the spot price of natural gas.

Leverage

USCF endeavors to have the value of UNL’s Treasuries, cash and cash equivalents, whether held by UNL or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations for its Futures Contracts and Other Natural Gas-Related Investments. Commodity pools’ trading positions in futures contracts or other related investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While USCF has not and does not intend to leverage UNL’s assets, it is not prohibited from doing so under the LP Agreement.

Although permitted to do so under its LP Agreement, UNL has not and does not intend to leverage its assets and makes its investments accordingly. Consistent with this, UNL’s investments will take into account the need for UNL to make permitted investments that also allow it to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, UNL becoming leveraged, including by its holding of assets that have a high probability of causing the NAV of UNL to be less than zero.

Borrowings

Borrowings are not used by UNL, unless UNL is required to borrow money in the event of physical delivery, if UNL trades in cash commodities, or for short-term needs created by unexpected redemptions.

OTC Derivatives (including Spreads and Straddles)

In addition to Futures Contracts, there are also a number of listed options on the Futures Contracts on the principal futures exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the natural gas market. Consequently, UNL may purchase options on natural gas Futures Contracts on these exchanges in pursuing its investment objective.

In addition to the Futures Contracts and options on the Futures Contracts, there also exists an active non-exchange-traded market in derivatives tied to natural gas. These derivatives transactions (also known as OTC contracts) are usually entered into between two parties in private contracts. Unlike most of the exchange-traded Futures Contracts or exchange-traded options on the Futures Contracts, each party to such contract bears the credit risk of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract. To reduce the credit risk that arises in connection with such contracts, UNL will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that provides for the netting of its overall exposure to its counterparty.

USCF assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an OTC contract pursuant to guidelines approved by USCF’s Board.

UNL may enter into certain transactions where an OTC component is exchanged for a corresponding futures contract (“Exchange for Related Position” or “EFRP” transactions). In the most common type of EFRP transaction entered into by UNL, the OTC component is the purchase or sale of one or more baskets of UNL’s shares. These EFRP transactions may expose UNL to counterparty risk during the interim period between the execution of the OTC component and the exchange for a corresponding futures contract. Generally, the counterparty risk from the EFRP transaction will exist only on the day of execution.

UNL may employ spreads or straddles in its trading to mitigate the differences in its investment portfolio and its goal of tracking the price of the Benchmark Futures Contracts. UNL would use a spread when it chooses to take simultaneous long and short positions in futures written on the same underlying asset, but with different delivery months.

During the year ended December 31, 2022, UNL limited its derivatives activities to Futures Contracts and EFRP transactions.

Pyramiding

UNL has not employed and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Prior Performance of UNL

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF manages UNL which is a commodity pool that issues shares traded on the NYSE Arca. The chart below shows, as of February 28, 2023, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for UNL.

# of Authorized Participants	Baskets Redeemed	Baskets Purchased	Outstanding Shares
9	145	152	1,150,000

Since the commencement of the offering of UNL shares to the public on November 18, 2009 to February 28, 2023, the simple average daily change in the average price of its Benchmark Futures Contracts was (0.019)%, while the simple average daily change in the per share NAV of UNL over the same time period was (0.020)%. The average daily difference was (0.001)% (or (0.1) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the Benchmark Futures Contracts, the average error in daily tracking by the per share NAV was 0.037%, meaning that over this time period UNL’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of UNL, since inception through February 28, 2023. The first row shows the average amount of the variation between UNL’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the Benchmark Futures Contracts on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant Benchmark Futures Contracts, for purposes of determining its end of day NAV, can be determined at that time.

UNL
Average Difference	$0.002
Max Premium %	6.153
Max Discount %	(6.523)

For more information on the performance of UNL, see the Performance Tables below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR UNL

Name of Commodity Pool: United States 12 Month Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 18, 2009

Aggregate Subscriptions (from inception through February 28, 2023): $193,609,196

Total Net Assets as of February 28, 2023: $15,201,303.55

NAV per Share as of February 28, 2023: $13.22

Worst Monthly Percentage Draw-down: June 2022 (28.33)%

Worst Peak-to-Valley Draw-down: January 2010–February 2020 (86.76)%

	Rates of Return*
Month	2018	2019	2020	2021	2022	2023
January	4.32%	4.68%	(9.02)%	2.33%	29.7%	(22.39)%
February	(5.59)%	1.30%	(7.17)%	5.68%	(5.49)%	(1.20)%
March	1.86%	(3.49)%	7.16%	(5.73)%	25.42)%
April	(1.94)%	(4.00)%	13.24%	6.97%	24.57%
May	4.72%	(4.37)%	(8.91)%	1.19%	10.58%
June	(0.52)%	(5.50)%	(4.07)%	16.86%	(28.33)%
July	(2.95)%	(1.98)%	2.78%	8.82%	35.63%
August	2.50%	(2.35)%	14.56%	7.92%	14.93%
September	0.11%	1.38%	(3.60)%	23.55%	(20.10)%
October	2.96%	3.17%	7.70%	(2.69)%	(4.36)%
November	17.37%	(8.77)%	(11.05)%	(7.17)%	7.79%
December	(10.16)%	1.32%	(5.73)%	(10.93)%	(24.05)%
Annual Rate of Return	10.80%	(17.84)%	(8.19)%	50.52%	47.98%	30.41%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through February 28, 2023.

Draw-down: Losses experienced by UNL over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of UNL. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

UNL’S Operations

USCF and its Management and Traders

USCF is a single member limited liability company that was formed in the state of Delaware on May 10, 2005. USCF maintains its main business office at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596. USCF is a wholly-owned subsidiary of USCF Investments, a Delaware corporation, which is an intermediate holding company that owns USCF and another advisor of exchange traded funds. USCF Investments is a wholly owned subsidiary of Marygold (publicly traded under the ticker MGLD), a publicly traded holding company that owns various financial and non-financial businesses. Mr. Nicholas Gerber (discussed below), along with certain family members and certain other shareholders, owns the majority of the shares in Marygold. USCF Investments is a holding company that currently holds both USCF, as well as USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended (“USCF Advisers”). USCF Advisers serves as the investment adviser for the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund (“SDCI”), the USCF Midstream Energy Income Fund (“UMI”), the USCF Gold Strategy Plus Income Fund (“GLDX”), the USCF Dividend Income Fund (“UDI”), and the USCF Sustainable Battery Metals Strategy Fund (“ZSB”), each of which is a series of the USCF ETF Trust. The USCF ETF Trust is registered under the 1940 Act. The Board of Trustees for the USCF ETF Trust consists of different independent trustees than those independent directors who serve on the Board of Directors of USCF. USCF is a member of the NFA and registered as a CPO with the CFTC on December 1, 2005 and as a swaps firm on August 8, 2013.

USCF serves as the general partner of UNL. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”), and the United States Brent Oil Fund, LP (“BNO”).

USCF is also the sponsor of the United States Commodity Index Fund (“USCI”) and the United States Copper Index Fund (“CPER”), each a series of the United States Commodity Index Funds Trust (“USCIFT”).

UNG, UGA, BNO, USL, USO, USCI and CPER are referred to collectively herein as the “Related Public Funds.”

UNL and the Related Public Funds are subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “1934 Act”). For more information about each of the Related Public Funds, investors in UNL may call 1-800-920-0259 or visit www.uscfinvestments.com or the SEC website at www.sec.gov.

USCF is required to evaluate the credit risk of UNL to the FCMs, oversee the purchase and sale of UNL’s shares by certain authorized participants (“Authorized Participants”), review daily positions and margin requirements of UNL and manage UNL’s investments. USCF also pays the fees of ALPS Distributors, Inc., which serves as the marketing agent for UNL (the “Marketing Agent”), and The Bank of New York Mellon (“BNY Mellon”), which serves as the administrator (the “Administrator”) and the custodian (the “Custodian”), and provides accounting and transfer agent services for, UNL since April 1, 2020. In no event may the aggregate compensation paid for the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of this offering.

The limited partners take no part in the management or control, and have a minimal voice in UNL’s operations or business. Limited partners have no right to elect USCF on an annual or any other continuing basis. If USCF voluntarily withdraws, however, the holders of a majority of UNL’s outstanding shares (excluding for purposes of such determination shares owned, if any, by the withdrawing general partner and its affiliates) may elect its successor. USCF may not be removed as general partner except upon approval by the affirmative vote of the holders of at least 66 2/3 percent of UNL’s outstanding shares (excluding shares, if any, owned by USCF and its affiliates), subject to the satisfaction of certain conditions set forth in the LP Agreement.

The business and affairs of USCF are managed by the Board, which is comprised of the Management Directors, each of whom are also executive officers and employees of USCF, and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage USCF pursuant to the terms of the LLC Agreement. Through its Management Directors, USCF manages the day-to-day operations of UNL. The Board has an audit committee, which is made up of the three independent directors (Gordon L. Ellis, Malcolm R. Fobes III and Peter M. Robinson,). The audit committee is governed by an audit committee charter that is posted on UNL’s website at www.uscfinvestments.com. The Board has determined that each member of the audit committee meets the financial literacy requirements of the NYSE Arca and the audit committee charter. The Board has further determined that each of Messrs. Ellis and Fobes have accounting or related financial management expertise, as required by the NYSE Arca, such that each of them is considered an “Audit Committee Financial Expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

UNL has no executive officers. Pursuant to the terms of the LP Agreement, UNL’s affairs are managed by USCF.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for USCF: John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Melinda D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Scott Schoenberger, Gordon L. Ellis, Malcolm R. Fobes III, Ray W. Allen, Kevin A. Baum, Daphne G. Frydman and USCF Investments, Inc. The individuals who are Principals due to their positions are John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, Malcolm R. Fobes III, Ray W. Allen, Kevin A. Baum, and Daphne G. Frydman. In addition, USCF Investments is a Principal because it is the sole member of USCF. None of the Principals owns or has any other beneficial interest in UNL. Ray W. Allen makes trading and investment decisions for UNL. Ray W. Allen, Darius Coby, Seth Lancaster and Zach Sanchez execute trades on behalf of UNL. In addition, Nicholas D. Gerber, John P. Love, Robert L. Nguyen, Ray W. Allen, Kevin A. Baum, Kathryn Rooney, Maya Lowry, and Ryan Katz are registered with the CFTC as Associated Persons of USCF and are NFA Associate Members. John P. Love, Kevin A. Baum and Ray W. Allen are also registered with the CFTC as Swaps Associated Persons.

Ray W. Allen, 66, Portfolio Manager of USCF since January 2008. Mr. Allen was the portfolio manager of: (1) UGA from February 2008 until March 2010, and then portfolio manager since May 2015, (2) UHN from April 2008 until March 2010, and then portfolio manager from May 2015 to September 2018, (3) UNL from November 2009 until March 2010, and then portfolio manager since May 2015. In addition, he has been the portfolio manager of: (1) DNO from September 2009 to September 2018, (2) USO and USL since March 2010, (3) BNO since June 2010, (4) UNG since May 2015 and (4) United States 3x Oil Fund and United States 3x Short Oil Fund from July 2017 to December 2019, and (5) the USCF Commodity Strategy Fund, a series of USCF Mutual Funds Trust, from October 2017 to March 2019. Mr. Allen also has served as the portfolio manager of the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund, a series of the USCF ETF Trust, from May 2018 to October 2021 and then portfolio manager since January 2022. Mr. Allen has been a principal of USCF listed with the CFTC and NFA since March 2009 and has been registered as an associated person of USCF since July 2015 and from March 2008 to November 2012. Additionally, Mr. Allen has been approved as an NFA swaps associated person of USCF since July 2015. As of February 2017, he also is an associated person and swap associated person of USCF Advisers, LLC (“USCF Advisers”). USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Allen earned a B.A. in Economics from the University of California at Berkeley and holds an NFA Series 3 registration.

Kevin A. Baum, 52, has served as the Chief Investment Officer of USCF since September 1, 2016 and as a Portfolio Manager of USCF from March 2016 to April 2017. He also serves as the Chief Investment Officer of USCF Advisers since June 2021. Prior to joining USCF, Mr. Baum temporarily retired from December 2015 to March 2016. Mr. Baum served as the Vice President and Senior Portfolio Manager for Invesco, an investment manager that manages a family of exchange-traded funds, from October 2014 through December 2015. Mr. Baum was temporarily retired from May 2012 through September 2014. From May 1993 to April 2012, Mr. Baum worked as the Senior Portfolio Manager, Head of Commodities for OppenheimerFunds, Inc., a global asset manager. Mr. Baum has been approved with respect to USCF as an NFA principal and associated person since April 2016, and a swap associated person since November 2020. He also is an associated person of USCF Advisers as of February 2017, and, as of June 2021, a swap associated person. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Baum is a CFA Charterholder, CAIA Charterholder, earned a B.B.A. in Finance from Texas Tech University and holds an NFA Series 3 registration.

Stuart P. Crumbaugh, 59, Chief Financial Officer, Secretary and Treasurer of USCF since May 2015 and also the Chief Financial Officer of The Marygold Companies, Inc., formerly Concierge Technologies, Inc. (“Marygold”), the parent of USCF Investments, Inc., formerly Wainwright Holdings, Inc. (“USCF Investments”) since December 2017. He is also the Treasurer and a member of the Board of Directors of Marygold & Co., a subsidiary of Marygold, since November 2019. In addition, Mr. Crumbaugh has served as a director of USCF Investments, the parent and sole member of USCF, since December 2016. Mr. Crumbaugh has been a principal of USCF listed with the CFTC and NFA since July 1, 2015 and, as of January 2017, he is a principal of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Since June 2015, Mr. Crumbaugh has been the Treasurer and Secretary of USCF Advisers. He has served as a Management Trustee, Chief Financial Officer and Treasurer of USCF ETF Trust since May 2015 and (2) USCF Mutual Funds Trust since October 2016. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software service healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh served as a consultant providing technical accounting, IPO readiness and M&A consulting services to various early stage companies with the Connor Group, a technical accounting consulting firm, for the periods of January 2014 through March 2014; October 2012 through November 2012; and January 2011 through February 2011. From December 2012 through December 2013, Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer of IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh earned a B.A. in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant - Michigan (inactive).

Daphne G. Frydman, 48, General Counsel of USCF and USCF Advisers, LLC since May 2018, and Director of Compliance of USCF since April 2022. She is also the Chief Legal Officer of USCF ETF Trust since May 2018 and Secretary of the same since December 2021. Ms. Frydman served as Deputy General Counsel of USCF and USCF Advisers, LLC from May 2016 through May 2018. From September 2001 through April 2016, Ms. Frydman was an attorney in private practice at the law firm Sutherland Asbill & Brennan LLP. Ms. Frydman is registered as a principal of USCF as of June 1, 2022. Ms. Frydman earned her JD from the Northwestern University Pritzker School of Law and a B.A. in College of Letters and Spanish from Wesleyan University.

Nicholas D. Gerber, 60, Management Director since June 2005. Mr. Gerber served as President and Chief Executive Officer of USCF from June 2005 through May 2015, Vice President from May 2015 to January 2023, and Chairman of the Board of Directors of USCF from June 2005 through October 2019. Mr. Gerber co-founded USCF in 2005 and prior to that, he co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. Since January, 2015, Mr. Gerber also has served as the Chief Executive Officer, President, and Chairman of the Board of Directors of Marygold, which is a company publicly traded under the ticker symbol “MGLD.” Marygold is the sole shareholder of USCF Investments. He is also the CEO and a member of the Board of Directors of Marygold & Co., a subsidiary of Marygold, since November 2019. Mr. Gerber serves as CEO of a newly formed Marygold subsidiary, Marygold & Co. (UK) Limited in London, England, since August 2021. Mr. Gerber also is the President and a director of USCF Investments, Inc., a position he has held since March of 2004. From August 1995 to January 2013, Mr. Gerber served as Portfolio Manager of Ameristock Mutual Fund, Inc. In January 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or USCF. Mr. Gerber also has served USCF Advisers on the Board of Managers from June 2013 to present, as the President from June 2013 through June 2015, and as Vice President from June 2015 to present. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, since February 2017, is registered as a commodity pool operator, NFA member and swap firm. He also has served as Chairman of the Boards of Trustees of USCF ETF Trust since 2014 and USCF Mutual Funds Trust since October 2016, respectively, (USCF ETF Trust and together with USCF Mutual Funds Trust are referred to as the “Trusts”) and each of the Trusts are investment companies registered under the Investment Company Act of 1940, as amended. In addition, Mr. Gerber served as the President and Chief Executive Officer of USCF ETF Trust from June 2014 until December 2015. Mr. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005, an NFA associate member and associated person of USCF since December 2005. Additionally, effective as of January 2017, he is a principal of USCF Advisers and, effective as of February 2017, he is an associated person and swap associated person of USCF Advisers. Mr. Gerber earned an MBA degree in finance from the University of San Francisco, a B.A. from Skidmore College and holds an NFA Series 3 registration.

John P. Love, 51, President and Chief Executive Officer of USCF since May 15, 2015, Management Director of USCF since October 2016 and Chairman of the Board of Directors of USCF since October 2019. Mr. Love also is a director of USCF Investments, a position he has held since December 2016. Mr. Love previously served as a Senior Portfolio Manager for the Related Public Funds from March 2010 through May 15, 2015. Prior to that, while still at USCF, he was a Portfolio Manager beginning with the launch of USO in April 2006. Mr. Love was the portfolio manager of USO from April 2006 until March 2010 and the portfolio manager for USL from December 2007 until March 2010. Mr. Love has been the portfolio manager of UNG since April 2007, and the portfolio manager of UGA, UHN, and UNL since March 2010. Mr. Love has served as on the Board of Managers of USCF Advisers since November 2016 and as its President since June 18, 2015. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. He also acted as co-portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust for the period from September 2014 to December 2015, when he was promoted to the position of President and Chief Executive Officer of the USCF ETF Trust. Since October 2016 to present, he also has served as the President and Chief Executive of the USCF Mutual Funds Trust. Mr. Love has been a principal of USCF listed with the CFTC and NFA since January 17, 2006. Mr. Love has been registered as an associated person of USCF since February 2015 and from December 1, 2005 to April 16, 2009. Additionally, Mr. Love has been approved as an NFA swaps associated person since February 2015. Mr. Love is a principal of USCF Advisers LLC as of January 2017. Additionally, effective as of February 2017, he is an associated person and swap associated person of USCF Advisers. Mr. Love earned a B.A. from the University of Southern California, holds an NFA Series 3 and FINRA Series 7 registrations and is a CFA Charterholder.

Andrew F Ngim, 62, co-founded USCF in 2005 and has served as a Management Director since May 2005 and, since August 15, 2016, has served as the Chief Operating Officer of USCF. Mr. Ngim has served as the portfolio manager for USCI and CPER since January 2013 and for the United States Agriculture Index Fund from January 2013 to September 2018. Mr. Ngim also served as USCF’s Treasurer from June 2005 to February 2012. In addition, he has been on the Board of Managers and has served as the Assistant Secretary and Assistant Treasurer of USCF Advisers since its inception in June 2013 and Chief Operating Officer of USCF Advisers since March 2021. Prior to and concurrent with his services to USCF and USCF Advisers, from January 1999 to January 2013, Mr. Ngim served as a Managing Director for Ameristock Corporation, a California-based investment adviser, which he co-founded in March 1995, and was Co-Portfolio Manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013. Mr. Ngim also served as portfolio manager of (a) the following series of the USCF ETF Trust: (1) the Stock Split Index Fund from September 2014 to October 2017, (2) the USCF Restaurant Leaders Fund from November 2016 to October 2017, (3) USCF SummerHaven SHPEI Index Fund from December 2017 to October 2020, (4) USCF SummerHaven SHPEN Index Fund from December 2017 to April 2020, and (b) a series of USCF Mutual Funds Trust, the USCF Commodity Strategy Fund, from March 2017 to March 2019. Mr. Ngim also serves as the portfolio manager for the following series of the USCF ETF Trust: (1) USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund from May 2018 to present, and (2) the USCF Sustainable Battery Metals Strategy Fund from January 2023 to present. Mr. Ngim serves as a Management Trustee of: (1) the USCF ETF Trust from August 2014 to the present and (2) the USCF Mutual Funds Trust from October 2016 to present. Mr. Ngim has been a principal of USCF listed with the CFTC and NFA since November 2005 and a principal of USCF Advisers LLC since January 2017. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Ngim earned his B.A. from the University of California at Berkeley.

Robert L. Nguyen, 63, Management Director and principal since July 2015. Mr. Nguyen served on the Board of USCF Investments from December 2014 to December 2016. Mr. Nguyen co-founded USCF in 2005 and served as a Management Director until March 2012. Mr. Nguyen was an Investment Manager with Ribera Investment Management, an investment adviser registered under the Investment Advisers Act of 1940, from January 2013 to March 2015. Prior to and concurrent with his services to USCF, from January 2000 to January 2013, Mr. Nguyen served as a Managing Principal for Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, which he co-founded in March 1995. Mr. Nguyen was a principal of USCF listed with the CFTC and NFA from November 2005 through March 2012 and an associated person of USCF listed with the CFTC and NFA from November 2007 through March 2012. Mr. Nguyen has been a principal of USCF listed with the CFTC and NFA since July 2015 and an associated person of USCF listed with the CFTC and NFA since December 2015. As of February 2017, he also is an associated person of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Nguyen earned his B.S. from California State University at Sacramento, and holds NFA Series 3 and FINRA Series 7 registrations.

Gordon L. Ellis, 76, Independent Director of USCF since September 2005. Previously, Mr. Ellis was a founder of International Absorbents, Inc., Director and Chairman since July 1985 and July 1988, respectively, and Chief Executive Officer and President since November 1996. He also served as Chairman of Absorption Corp., a wholly-owned subsidiary of International Absorbents, Inc., which is a leading developer and producer of environmentally friendly pet care and industrial products, from May July 1985 until July 2010 when it was sold to Kinderhook Industries, a private investment banking firm and remained as a director until March 2013 when Absorption Corp was sold again to J. Rettenmaier & Söhne Group, a German manufacturing firm. Concurrent with that, he founded and has served as Chairman from November 2010 to present of Lupaka Gold Corp., a firm that acquires, explores and developed mining properties and is currently driving an arbitration suit against the Republic of Peru. He also serves as a director of Goldhaven Resources, a firm that acquires, explores and develops mining properties in Canada and Chile, from August 2020 to present. Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). He has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ellis is a professional engineer, retired, and earned an MBA in international finance.

Malcolm R. Fobes III, 58, Independent Director of USCF and Chairman of USCF’s audit committee since September 2005. He founded and is the Chairman, Chief Executive Officer and Chief Investment Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940 that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Mr. Fobes serves as Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Since 1997, Mr. Fobes has also served as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. He was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes has been a principal of USCF listed with the CFTC and NFA since November 2005. He earned a B.S. in finance with a minor in economics from San Jose State University in California.

Peter M. Robinson, 65, Independent Director of USCF since September 2005. Mr. Robinson has been a Research Fellow since 1993 with the Hoover Institution, a public policy think tank located on the campus of Stanford University. He authored three books and has been published in the New York Times, Red Herring, and Forbes ASAP and is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson has been a principal of USCF listed with the CFTC and NFA since December 2005. He earned an MBA from the Stanford University Graduate School of Business, graduated from Oxford University in 1982 after studying politics, philosophy, and economics and graduated summa cum laude from Dartmouth College in 1979.

UNL’s Service Providers

Custodian, Registrar, Transfer Agent, and Administrator

In its capacity as the Custodian for UNL, The Bank of New York Mellon (“BNY Mellon” or the “Custodian”) holds UNL’s Treasuries, cash and/or cash equivalents pursuant to a custody agreement. BNY Mellon is also the registrar and transfer agent for the shares. In addition, in its capacity as Administrator for UNL, BNY Mellon performs certain administrative and accounting services for UNL and prepares certain SEC, NFA and CFTC reports on behalf of UNL.

As compensation for the services that BNY Mellon provides to UNL in the foregoing capacities, and the services BNY Mellon provides to the Related Public Funds, BNY Mellon receives certain out of pocket costs, transaction fees, and asset based fees, which are accrued daily and paid monthly by USCF.

BNY Mellon is authorized to conduct a commercial banking business in accordance with the provisions of New York State Banking Law, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services and the Board of Governors of the Federal Reserve System.

Marketing Agent

UNL also employs ALPS Distributors, Inc. (“ALPS Distributors”) as the Marketing Agent, which is further discussed under “What is the Plan of Distribution?” USCF pays the Marketing Agent an annual fee. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering.

ALPS Distributors’ principal business address is 1290 Broadway, Suite 1000, Denver, CO 80203. ALPS Distributors is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”) and a member of the Securities Investor Protection Corporation.

Payments to Certain Third Parties

USCF or the Marketing Agent, or an affiliate of USCF or the Marketing Agent, may directly or indirectly make cash payments to certain broker-dealers for participating in activities that are designed to make registered representatives and other professionals more knowledgeable about exchange-traded funds and exchange-traded products, including UNL and the Related Public Funds, or for other activities, such as participation in marketing activities and presentations, educational training programs, conferences, the development of technology platforms and reporting systems.

Additionally, pursuant to written agreements, USCF may make payments, out of its own resources, to financial intermediaries in exchange for providing services in connection with the sale or servicing of UNL’s shares, including waiving commissions on the purchase or sale of shares of participating exchange-traded products.

Payments to a broker-dealer or intermediary may create potential conflicts of interest between the broker-dealer or intermediary and its clients. The amounts described above, which may be significant, are paid by USCF and/or the Marketing Agent from their own resources and not from the assets of UNL or the Related Public Funds.

Futures Commission Merchants

RBC Capital Markets, LLC

On October 8, 2013, USCF entered into a Futures and Cleared Derivatives Transactions Customer Account Agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as UNL’s FCM, effective October 10, 2013. This agreement requires RBC Capital to provide services to UNL, as of October 10, 2013, in connection with the purchase and sale of Futures Contracts and Other Natural Gas-Related Investments that may be purchased or sold by or through RBC Capital for UNL’s account. For the period October 10, 2013 and after, UNL pays RBC Capital commissions for executing and clearing trades on behalf of UNL.

RBC Capital’s primary address is 30 Hudson Street, 27th Floor, Jersey City, NJ 07302. Effective October 10, 2013, RBC Capital became the futures clearing broker for UNL. RBC Capital is registered in the United States with FINRA as a broker-dealer and with the CFTC as an FCM. RBC Capital is a member of various U.S. futures and securities exchanges.

RBC Capital is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC Capital’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC Capital with respect to issues raised in various investigations. RBC Capital complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC Capital is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC Capital complies fully with all settlements it reaches and all orders, awards and judgments made against it.

RBC Capital has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC Capital is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC Capital’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC Capital contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC Capital cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC Capital believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC Capital.

On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Chicago Board of Trade”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Panel found that the manner in which the trades occurred violated the Chicago Board of Trade’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine. On October 1, 2019, the CFTC issued an order filing and settling charges against RBCCM for the above activity, as well as related charges. The order required that RBCCM cease and desist from violating the applicable regulations, pay a $5 million civil monetary penalty, and comply with various conditions, including conditions regarding public statements and future cooperation with the CFTC.

Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks and other entities, including RBC Capital, regarding foreign exchange trading. Beginning in 2015, putative class actions were brought against RBC Capital and/or Royal Bank of Canada, RBC Capital’s indirect parent, in the U.S. and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behavior in global foreign exchange trading. In August 2018, the U.S. District Court entered a final order approving RBC Capital’s settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in U.S. District Court. In May 2020, the U.S. District Court dismissed RBC Capital from the opt-out action, but granted the plaintiffs’ motion to amend the complaint. The Canadian class actions remain pending and RBC Capital has reached a settlement for an immaterial amount with respect to an action brought by a class of indirect purchasers. RBC Capital is awaiting the court’s final approval of the settlement. In October 2020, RBC Capital and Royal Bank of Canada moved to dismiss the amended complaint. On July 28, 2021, the court dismissed Royal Bank of Canada from the case but denied the motion as to RBC. Based on the facts currently known, it is not possible at this time for management to predict the ultimate outcome of these collective matters or the timing of their ultimate resolution.

On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants and on June 29, 2018, the French appellate court affirmed the acquittals. On January 6, 2021, the French Supreme Court issued a judgment reversing the decision of the French Court of Appeal dated June 29, 2018 and sent the case back to the French Court of Appeal for rehearing and, therefore, the proceeding is currently awaiting a new trial with the French Court of Appeal.

Royal Bank of Canada and other panel banks for the setting of the U.S. dollar London interbank offered rate (“LIBOR”) have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of U.S. dollar LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. RBC Capital has also been named as a defendant in one of those lawsuits. The complaints in those private lawsuits assert claims under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law.

In addition to the LIBOR actions, in January 2019, a number of financial institutions, including RBC Capital, were named in a purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014 (the “ICE LIBOR action”). On March 26, 2020, the defendants’ motion to dismiss the ICE LIBOR action was granted. The plaintiffs filed a notice of appeal of that ruling to the United States Court of Appeals for the Second Circuit on April 24, 2020 and, thereafter, sought to substitute named plaintiffs. The Second Circuit permitted substitution, but has not yet ruled on the merits of the appeal. In August 2020, Royal Bank of Canada and other financial institutions were named as defendants in a separate, individual (i.e., non-class) action filed in California alleging that the usage and setting of LIBOR constitutes per se collusive conduct. In November 2020 and May 2021, plaintiffs sought a preliminary injunction with respect to the setting of ICE LIBOR; defendants opposed these motions and sought to transfer the matter to New York. On June 3, 2021, the court denied defendants’ motion to transfer. Defendants then moved to dismiss. Plaintiffs’ motions for a preliminary injunction and defendants’ motion to dismiss remain pending. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of these proceedings or the timing of their resolution.

Please see RBC Capital’s Form BD, which is available on the FINRA BrokerCheck program, for more details.

RBC Capital will act only as clearing broker for UNL and as such will be paid commissions for executing and clearing trades on behalf of UNL. RBC Capital has not passed upon the adequacy or accuracy of this disclosure document. RBC Capital will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or UNL.

RBC Capital is not affiliated with UNL or USCF. Therefore, neither USCF nor UNL believes that there are any conflicts of interest with RBC Capital or its trading principals arising from its acting as UNL’s FCM.

Marex North America, LLC

On May 28, 2020, UNL entered into a Commodity Futures Customer Agreement with RCG Division of Marex Spectron, now Marex North America, LLC (“MNA”) to serve as an FCM for UNL. This agreement requires MNA to provide services to UNL in connection with the purchase and sale of Futures Contracts and Other Natural Gas-Related Investments that may be purchased or sold by or through MNA for UNL’s account. Under this agreement, UNL pays MNA commissions for executing and clearing trades on behalf of UNL.

MNA’s primary address is 360 Madison Avenue, 3rd Floor, New York, NY 10017. MNA is registered in the United States with FINRA as a broker-dealer and with the CFTC as an FCM. MNA is a member of various U.S. futures and securities exchanges.

MNA is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of MNA’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with MNA with respect to issues raised in various investigations. MNA complies fully with its regulators in all investigations which may be conducted and in all settlements it may reach.

MNA settled with the CFTC in September 2020 to pay a monetary penalty of $250,000 for failure to meet minimum adjusted net capital requirements. MNA improperly accounted for deductions arising out of an agreement that it entered to guarantee a revolving line of credit for an affiliated company when computing its net capital requirement.

MNA will act only as clearing broker for UNL and as such will be paid commissions for executing and clearing trades on behalf of UNL. MNA has not passed upon the adequacy or accuracy of this disclosure document. MNA will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or UNL.

MNA is not affiliated with UNL or USCF. Therefore, neither USCF nor UNL believes that there are any conflicts of interest with MNA or its trading principals arising from its acting as UNL’s FCM.

E D & F Man Capital Markets Inc.

On June 5, 2020, UNL entered into a Customer Agreement E D & F Man Capital Markets Inc. (“MCM”) to serve as an FCM for UNL. This agreement requires MCM to provide services to UNL in connection with the purchase and sale of Futures Contracts and Other Natural Gas-Related Investments that may be purchased or sold by or through MCM for UNL’s account. Under this agreement, UNL pays MCM commissions for executing and clearing trades on behalf of UNL.

MCM’s primary address is 140 East 45th Street, 10th Floor, New York, NY 10017. MCM is registered in the United States with FINRA as a broker-dealer and with the CFTC as an FCM. MCM is a member of various U.S. futures and securities exchanges.

MCM is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of MCM’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with MCM with respect to issues raised in various investigations. MCM complies fully with its regulators in all investigations which may be conducted and in all settlements it may reach. As of the date hereof, MCM has no material litigation to disclose as that term is defined under the CEA and the regulations promulgated thereunder.

MCM will act only as clearing broker for UNL and as such will be paid commissions for executing and clearing trades on behalf of UNL. MCM has not passed upon the adequacy or accuracy of this disclosure document. MCM will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or UNL.

MCM is not affiliated with UNL or USCF. Therefore, neither USCF nor UNL believes that there are any conflicts of interest with MCM or its trading principals arising from its acting as UNL’s FCM.

Macquarie Futures USA LLC

On December 3, 2020, UNL engaged Macquarie Futures USA LLC (“MFUSA”) to serve as an additional FCM for UNL. The Customer Agreement between UNL and MFUSA requires MFUSA to provide services to UNL in connection with the purchase and sale of Futures Contracts and Other Natural Gas-Related Investments that may be purchased or sold by or through MFUSA for UNL’s account. Under this agreement, UNL pays MFUSA commissions for executing and clearing trades on behalf of UNL.

MFUSA’s primary address is 125 West 55th Street, New York, NY 10019. MFUSA is registered in the United States with the CFTC as an FCM providing futures execution and clearing services covering futures exchanges globally. MFUSA is a member of various U.S. futures and securities exchanges.

MFUSA is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of MFUSA’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with MFUSA with respect to issues raised in various investigations. MFUSA complies fully with its regulators in all investigations which may be conducted and in all settlements it may reach. As of the date hereof, MFUSA has no material litigation to disclose as that term is defined under the CEA and the regulations promulgated thereunder.

MFUSA will act only as clearing broker for UNL and as such will be paid commissions for executing and clearing trades on behalf of UNL. MFUSA has not passed upon the adequacy or accuracy of this disclosure document. MFUSA will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or UNL.

MFUSA is not affiliated with UNL or USCF. Therefore, neither USCF nor UNL believes that there are any conflicts of interest with MFUSA or its trading principals arising from its acting as UNL’s FCM.

Commodity Trading Advisor

Currently, USCF does not employ commodity trading advisors for the trading of UNL contracts. USCF currently does, however, employ SummerHaven Investment Management, LLC as a commodity trading advisor for USCF’s own account and for USCI and CPER. If, in the future, USCF employs commodity trading advisors for UNL, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees and reputation.

UNL’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of UNL. You should note that you may pay brokerage commissions on purchases and sales of UNL’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee,” page 72.

Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)

Management Fees	0.75	%(1)
Other Expenses	0.61	%(2)
Expense Waiver	(0.46	)%(3)
Net Expenses Excluding Management Fees	0.15%
Total Annual Fund Operating Expenses After Fee Waiver	0.90%

(1)	UNL is contractually obligated to pay USCF a management fee based on average daily total net assets and paid monthly of 0.75% per annum on its average daily net assets.
(2)	Based on amounts for the year ended December 31, 2022. The individual expense amounts in dollar terms are shown in the table below. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax, accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.
(3)	USCF has voluntarily agreed to pay certain expenses typically borne by UNL. USCF has no obligation to continue such payments. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in UNL.

The table below shows the total dollar amount of fees and expenses paid by UNL for the year ended December 31, 2022:

Management Fees(2)	$266,267
Brokerage Commissions	$8,670
Professional Expenses	$188,633
Licensing Fees	$5,325
Independent Director and Officer Expenses	$14,201
Registration Fees	$0

These amounts are based on UNL’s average total net assets, which are the sum of daily total net assets of UNL divided by the number of calendar days in the year. For the year ended December 31, 2022, UNL’s average daily total net assets were $35,502,209.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single share to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price of $13.22 per share which equals the NAV per share on February 28, 2023. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $13.22, the investment would have to generate a 0.00% return or $0.00. The amount for this breakeven analysis takes into account a fee waiver, which USCF may terminate at any time in its discretion.

This breakeven analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only. The breakeven analysis is an approximation only. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance. You should note that you may pay brokerage commissions on purchases and sales of the UNL’s shares, which are not reflected in the table; however, UNL’s brokerage fees and commissions are included (those costs associated with rolling futures contracts).

Assumed initial selling price per share(1)	$13.22
Management Fee (0.750%)(2)	$0.099
Creation Basket Fee (0.01%)(3)	$(0.001)
Estimated Brokerage Fee 0.02%(4)	$0.003
Interest Income (1.593)%(5)	$(0.211)
Registration Fee(6)	$0.00
New York Mercantile Exchange Licensing Fee 0.015%(7)	$0.002
Independent Director and Officer Expenses (0.04%)(8)	$0.005
Professional Expenses 0.531%(9)	$0.07
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the share	$0.00
Percentage of initial selling price per share	0.00%
Expense Waiver (0.46)%(10)	$(0.061)
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the unit (inclusive of credit)	$0.00
Percentage of initial selling price per unit (inclusive of credit)	0.00%

(1)	In order to show how a hypothetical investment in shares would break even over the next 12 months, this breakeven analysis uses an assumed initial selling price of $13.22 per share, which is based on the NAV per share for UNL at the close of trading on February 28, 2023. Investors should note that, because UNL’s NAV changes on a daily basis, the breakeven amount on any given day could be higher or lower than the amount reflected here.
(2)	UNL is contractually obligated to pay USCF a management fee of 0.75% per annum on its average total net assets. “Average total net assets” are the sum of the daily total net assets of UNL (the NAV of UNL calculated as set forth in “Calculating Per Share NAV” beginning on page 68) divided by the number of calendar days in the year. On days when markets are closed, the daily total net assets are the daily total net assets from the last day when the market was open. See page 6 for a discussion of net assets of UNL.
(3)	Authorized Participants are required to pay a Creation Basket fee of $350 for each order they place to create one or more baskets. This breakeven analysis assumes a hypothetical investment in a single share, which would equal the $350 Creation Basket fee divided by the total number of outstanding shares plus the 50,000 shares created by the Creation Basket. This calculation will always result in a value that is below 0.010%, but for purposes of this breakeven analysis we assume a creation basket fee of 0.010%.
(4)	This amount is based on the actual brokerage fees for UNL calculated on an annualized basis and includes an estimated half-turn commission of $3.50. A half-turn commission is the commissions liability related to FCM transaction fees for futures contracts on a half-turn basis.
(5)	Interest earned on UNL’s assets, including its Treasuries holdings. UNL earns interest on its investments and funds it deposits with its futures commission merchants and the custodian, U.S. Treasuries, and money market funds at an estimated interest rate of 1.593%. This is a rate based on the rate of interest earned on UNL’s Treasury holdings as of December 31, 2022. The actual rates may vary.
(6)	UNL pays fees to the SEC and FINRA to register its shares for sale. This amount is based on actual registration fees for UNL calculated on an annualized basis. This fee may vary in the future.
(7)	The NYMEX Licensing Fee is 0.015% of the aggregate net assets of UNL and the Related Public Funds, except for BNO, USCI, and CPER. For more information, see “UNL’s Fees and Expenses.”
(8)	Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance. The foregoing assumes that the average total net assets of UNL as of December 31, 2022, which were $35,502,209, were aggregated with the average total net assets of the Related Public Funds as of December 31, 2022, that the aggregate fees paid to the independent directors for the year ended December 31, 2022 was $1,258,000 and that the allocable portion of the fees borne by UNL based on the proportion of its average total net assets when aggregated with the average total net assets of the Related Public Funds equals $14,201.
(9)	Professional Expenses include expenses for legal, audit, tax accounting and printing. UNL’s costs attributable to Professional Expenses for the year ended December 31, 2022 is $188,633. The number in the break-even table assumes UNL had $35,502,209 in average daily total net assets during the calendar year ended December 31, 2022.
(10)	USCF has voluntarily agreed to pay certain expenses typically borne by UNL.

Conflicts of Interest

There are present and potential future conflicts of interest in UNL’s structure and operation you should consider before you purchase shares. USCF will use this notice of conflicts as a defense against any claim or other proceeding made. If USCF is not able to resolve these conflicts of interest adequately, it may impact UNL and the Related Public Funds’ ability to achieve their investment objectives.

UNL and USCF may have inherent conflicts to the extent USCF attempts to maintain UNL’s asset size in order to preserve its fee income and this may not always be consistent with UNL’s objective of having the value of its share’s NAV track changes in the average price of the Benchmark Futures Contracts.

USCF’s officers, directors and employees, do not devote their time exclusively to UNL. These persons are directors, officers or employees of other entities which may compete with UNL for their services. They could have a conflict between their responsibilities to UNL and to those other entities.

USCF has adopted policies that prohibit their principals, officers, directors and employees from trading futures and related contracts in which either UNL or any of the Related Public Funds invests. These policies are intended to prevent conflicts of interest occurring where USCF, or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against UNL or any of the Related Public Funds.

USCF has sole current authority to manage the investments and operations of UNL, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Limited partners have limited voting control, which will limit their ability to influence matters such as amendment of the LP Agreement, change in UNL’s basic investment policy, dissolution of UNL, or the sale or distribution of UNL’s assets.

USCF serves as the general partner or sponsor to each of UNL and the Related Public Funds. USCF may have a conflict to the extent that its trading decisions for UNL may be influenced by the effect they would have on the other funds it manages. By way of example, if, as a result of reaching position limits imposed by the NYMEX, UNL purchased natural gas futures contracts, this decision could impact UNL’s ability to purchase additional natural gas futures contracts if the number of contracts held by funds managed by USCF reached the maximum allowed by the NYMEX. Similar situations could adversely affect the ability of any fund to track its benchmark futures contract.

In addition, USCF is required to indemnify the officers and directors of UNL and the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause USCF’s assets to decrease. If USCF’s other sources of income are not sufficient to compensate for the indemnification, then USCF may terminate and you could lose your investment.

Whenever a conflict of interest exists or arises between USCF on the one hand, and the partnership or any limited partner, on the other hand, any resolution or course of action by USCF in respect of such conflict of interest shall be permitted and deemed approved by all partners and shall not constitute a breach of the LP Agreement or of any agreement contemplated hereby or of a duty stated or implied by law or equity, if the resolution or course of action is, or by operation of the LP Agreement is deemed to be, fair and reasonable to the partnership. If a dispute arises, under the LP Agreement it will be resolved either through negotiations with USCF or by courts located in the State of Delaware.

Under the LP Agreement, any resolution is deemed to be fair and reasonable to the partnership if the resolution is:

•	approved by the audit committee, although no party is obligated to seek approval and USCF may adopt a resolution or course of action that has not received approval;
•	on terms no less favorable to the limited partners than those generally being provided to or available from unrelated third parties; or
•	fair to the limited partners, taking into account the totality of the relationships of the parties involved including other transactions that may be particularly favorable or advantageous to the limited partners.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus; however, additional risks and conflicts may occur which are not presently foreseen by USCF. You may not construe this prospectus as legal or tax advice. Before making an investment in UNL, you should read this entire prospectus, including the LP Agreement, which can be found on UNL’s website at www.uscfinvestments.com. You should also consult with your personal legal, tax, and other professional advisors.

Interests of Named Experts and Counsel

USCF has employed Eversheds Sutherland (US) LLP to prepare this prospectus. Neither the law firm nor any other expert hired by UNL to give advice on the preparation of this offering document has been hired on a contingent fee basis. None of them have any present or future expectation of interest in USCF, Marketing Agent, Authorized Participants, Custodian, Administrator or other service providers to UNL.

Ownership or Beneficial Interest in UNL

As of February 28, 2023, neither USCF nor any of the directors or executive officers of USCF own any shares of UNL.

USCF’s Responsibilities and Remedies

Pursuant to the DRULPA (“Delaware Revised Uniform Limited Partnership Act”), parties may contractually modify or even eliminate fiduciary duties in a limited partnership agreement to the limited partnership itself, or to another partner or person otherwise bound by the limited partnership agreement. Parties may not, however, eliminate the implied covenant of good faith and fair dealing. Where parties unambiguously provide for fiduciary duties in a limited partnership agreement, those expressed duties become the standard that courts will use to determine whether such duties were breached. For this reason, the LP Agreement does not explicitly provide for any fiduciary duties so that common law fiduciary duty principles will apply to measure USCF’s conduct.

A prospective investor should be aware that USCF has a responsibility to limited partners of UNL to exercise good faith and fairness in all dealings. The fiduciary responsibility of USCF to limited partners is a developing and changing area of the law and limited partners who have questions concerning the duties of USCF should consult with their counsel. In the event that a limited partner of UNL believes that USCF has violated its fiduciary duty to the limited partners, he may seek legal relief individually or on behalf of UNL under applicable laws, including under DRULPA and under commodities laws, to recover damages from or require an accounting by USCF. Limited partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited partners who have suffered losses in connection with the purchase or sale of the shares may be able to recover such losses from USCF where the losses result from a violation by USCF of the federal securities laws. State securities laws may also provide certain remedies to limited partners.

Limited partners should be aware that performance by USCF of its fiduciary duty is measured by the terms of the LP Agreement as well as applicable law. Limited partners are afforded certain rights to institute reparations proceedings under the CEA for violations of the CEA or of any rule, regulation or order of the CFTC by USCF.

Liability and Indemnification

Under the LP Agreement, neither a general partner nor any employee or other agent of UNL nor any officer, director, stockholder, partner, employee or agent of a general partner (a “Protected Person”) shall be liable to any partner or UNL for any mistake of judgment or for any action or inaction taken, nor for any losses due to any mistake of judgment or to any action or inaction or to the negligence, dishonesty or bad faith of any officer, director, stockholder, partner, employee, agent of UNL or any officer, director, stockholder, partner, employee or agent of such general partner, provided that such officer, director, stockholder, partner, employee, or agent of the partner or officer, director, stockholder, partner, employee or agent of such general partner was selected, engaged or retained by such general partner with reasonable care, except with respect to any matter as to which such general partner shall have been finally adjudicated in any action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Protected Person’s action was in the best interests of UNL and except that no Protected Person shall be relieved of any liability to which such Protected Person would otherwise be subject by reason of willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Protected Person’s office.

UNL shall, to the fullest extent permitted by law, but only out of UNL assets, indemnify and hold harmless a general partner and each officer, director, stockholder, partner, employee or agent thereof (including persons who serve at UNL’s request as directors, officers or trustees of another organization in which UNL has an interest as a shareholder, creditor or otherwise) and their respective Legal Representatives and successors (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a general partner or director or officer thereof, or by reason of its being or having been such a general partner, director or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of UNL, and except that no Covered Person shall be indemnified against any liability to UNL or limited partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by UNL in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to UNL if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

Meetings

Meetings of limited partners may be called by USCF and may be called by it upon the written request of limited partners holding at least 20% of the outstanding shares of UNL. USCF shall deposit written notice to all limited partners of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. USCF may also call a meeting upon not less than 20 and not more than 60 days prior notice.

Each limited partner appoints USCF and each of its authorized officers as its attorney-in-fact with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver, file and record all ballots, consents, approval waivers, certificates and other instruments necessary or appropriate, in the sole discretion of USCF, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the partner of UNL. However, when the LP Agreement establishes a percentage of the limited partners required to take any action, USCF may exercise such power of attorney made only after the necessary vote, consent or approval of the limited partners.

Termination Events

UNL will dissolve at any time upon the happening of any of the following events:

•	The bankruptcy, dissolution, withdrawal, or removal of USCF, unless a majority in interest of the limited partners within 90 days after such event elects to continue UNL and appoints a successor general partner; or
•	The affirmative vote of a majority in interest of the limited partners, provided that prior to or concurrently with such vote, there shall have been established procedures for the assumption of UNL’s obligations arising under any agreement to which UNL is a party and which is still in force immediately prior to such vote regarding termination, and there shall have been an irrevocable appointment of an agent who shall be empowered to give and receive notices, reports and payments under such agreements, and hold and exercise such other powers as are necessary to permit all other parties to such agreements to deal with such agent as if the agent were the sole owner of UNL’s interest, which procedures are agreed to in writing by each of the other parties to such agreements.

Provisions of Law

According to applicable law, indemnification of USCF is payable only if USCF determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of UNL and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by USCF, and such indemnification or agreement to hold harmless is recoverable only out of the assets of UNL and not from the members, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and applicable state securities laws. The SEC and state securities agencies take the position that indemnification of USCF that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

Those conditions require that no indemnification of USCF or any underwriter for UNL may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, USCF or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold membership interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to USCF or its directors, officers, or persons controlling UNL, UNL has been informed that the SEC and the various state administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Books and Records

UNL keeps its books of record and account at its office located at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596 or at the offices of the Administrator at its office located at 240 Greenwich Street, New York, New York, 10286, or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to UNL’s satisfaction that such person is a limited partner upon reasonable advance notice at all reasonable times during the usual business hours of UNL.

UNL keeps a copy of the LP Agreement on file in its office which is available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any limited partner.

Statements, Filings, and Reports

At the end of each fiscal year, UNL will furnish to banks, broker dealers and trust companies (“DTC Participants”) for distribution to each person who is a shareholder at the end of the fiscal year an annual report containing UNL’s audited financial statements and other information about UNL. USCF is responsible for the registration and qualification of the shares under the federal securities laws and federal commodities laws and any other securities and blue-sky laws of the United States or any other jurisdiction as USCF may select. USCF is responsible for preparing all reports required by the SEC, CFTC and the NYSE Arca, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, NYSE Arca and the CFTC on UNL’s behalf.

The financial statements of UNL will be audited, as required by law and as may be directed by USCF, by an independent registered public accounting firm designated from time to time by USCF. The accountants report will be furnished by UNL to shareholders upon request. UNL will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

Reports to Limited Partners

In addition to periodic reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be accessed on the SEC’s website at www.sec.gov or on UNL’s website at www.uscfinvestments.com, UNL, pursuant to the LP Agreement, will provide the following reports to limited partners in the manner prescribed below:

Annual Reports. Within 90 days after the end of each fiscal year, USCF shall cause to be delivered to each limited partner who was a limited partner at any time during the fiscal year, an annual report containing the following:

(i)	financial statements of the partnership, including, without limitation, a balance sheet as of the end of the partnership’s fiscal year and statements of income, partners’ equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board;
(ii)	a general description of the activities of the partnership during the period covered by the report; and
(iii)	a report of any material transactions between the partnership and USCF or any of its affiliates, including fees or compensation paid by the partnership and the services performed by USCF or any such affiliate for such fees or compensation.

Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, USCF shall cause to be delivered to each limited partner who was a limited partner at any time during the quarter then ended, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by USCF as fairly presenting the financial position and results of operations of the partnership during the period covered by the report. The report shall also contain a description of any material event regarding the business of the partnership during the period covered by the report.

Monthly Reports. Within 30 days after the end of each month, USCF shall cause to be posted on its website and upon request, to be delivered to each limited partner who was a limited partner at any time during the month then ended, a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the partnership, USCF, commodity trading advisor (if any), FCMs, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports.

UNL will provide information to its shareholders to the extent required by applicable SEC, CFTC, and NYSE Arca requirements. An issuer, such as UNL, of exchange-traded securities may not always readily know the identities of the investors who own those securities. UNL will post the same information that would otherwise be provided in UNL’s reports to limited partners described above including its monthly account statements, which will include, without limitation, UNL’s NAV, on UNL’s website www.uscfinvestments.com.

Fiscal Year

The fiscal year of UNL is the calendar year. USCF may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of USCF, UNL, DTC (as registered owner of UNL’s global certificate for shares) and the shareholders, are governed by the laws of the State of Delaware. USCF, UNL and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over USCF or UNL.

Legal Matters

Optimum Strategies Action

On April 6, 2022, USO and USCF were named as defendants in an action filed by Optimum Strategies Fund I, LP, a purported investor in call option contracts on USO (the “Optimum Strategies Action”). The action is pending in the U.S. District Court for the District of Connecticut at Civil Action No. 3:22-cv-00511.

The Optimum Strategies Action asserts claims under the Securities Exchange Act of 1934, as amended (the “1934 Act”), Rule 10b-5 thereunder, and the Connecticut Uniform Securities Act (“CUSA”). It purports to challenge statements in registration statements that became effective in February 2020, March 2020, and on April 20, 2020, as well as public statements between February 2020 and May 2020, in connection with certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaint seeks damages, interest, costs, attorney’s fees, and equitable relief.

USCF and USO intend to vigorously contest such claims, and have moved for their dismissal. On March 15, 2023, the Court issued a decision granting defendants’ motion to dismiss, with prejudice as to the Exchange Act claims and without prejudice as to the CUSA claim.

Settlement of SEC and CFTC Investigations

On November 8, 2021, USCF and USO announced a resolution with each of the SEC and the CFTC relating to matters set forth in certain Wells Notices issued by the staffs of each of the SEC and CFTC as more fully described below. On August 17, 2020, USCF, USO, and John Love received a “Wells Notice” from the staff of the SEC (the “SEC Wells Notice”). The SEC Wells Notice stated that the SEC staff made a preliminary determination to recommend that the SEC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 17(a)(1) and 17(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), and Section 10(b) of the 1934 Act, and Rule 10b-5 thereunder.

Subsequently, on August 19, 2020, USCF, USO, and Mr. Love received a Wells Notice from the staff of the CFTC (the “CFTC Wells Notice”). The CFTC Wells Notice stated that the CFTC staff made a preliminary determination to recommend that the CFTC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 4o(1)(A) and (B) and 6(c)(1) of the Commodity Exchange Act of 1936, as amended (the “CEA”), 7 U.S.C. §§ 6o(1)(A) and (B) and 9(1) (2018), and CFTC Regulations 4.26, 4.41, and 180.1(a), 17 C.F.R. §§ 4.26, 4.41, 180.1(a) (2019).

On November 8, 2021, acting pursuant to an offer of settlement submitted by USCF and USO, the SEC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 8A of the 1933 Act, directing USCF and USO to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, 15 U.S.C. § 77q(a)(3) (the “SEC Order”). In the SEC Order, the SEC made findings that, from April 24, 2020 to May 21, 2020, USCF and USO violated Section 17(a)(3) of 1933 Act, which provides that it is “unlawful for any person in the offer or sale of any securities to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.” USCF and USO consented to entry of the SEC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Separately, on November 8, 2021, acting pursuant to an offer of settlement submitted by USCF, the CFTC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 6(c) and (d) of the CEA, directing USCF to cease and desist from committing or causing any violations of Section 4o(1)(B) of the CEA, 7 U.S.C. § 6o(1) (B), and CFTC Regulation 4.41(a)(2), 17 C.F.R. § 4.41(a)(2) (the “CFTC Order”). In the CFTC Order, the CFTC made findings that, from on or about April 22, 2020 to June 12, 2020, USCF violated Section 4o(1)(B) of the CEA and CFTC Regulation 4.41(a)(2), which make it unlawful for any commodity pool operator (“CPO”) to engage in “any transaction, practice, or course of business which operates as a fraud or deceit upon any client or participant or prospective client or participant” and prohibit a CPO from advertising in a manner which “operates as a fraud or deceit upon any client or participant or prospective client or participant,” respectively. USCF consented to entry of the CFTC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Pursuant to the SEC Order and the CFTC Order, in addition to the command to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, Section 4o(1)(B) of the CEA, and CFTC Regulation 4.14(a)(2), civil monetary penalties totaling two million five hundred thousand dollars ($2,500,000) in the aggregate were required to be paid to the SEC and CFTC, of which one million two hundred fifty thousand dollars ($1,250,000) was paid by USCF to each of the SEC and the CFTC, respectively, pursuant to the offsets permitted under the orders.

In re: United States Oil Fund, LP Securities Litigation

On June 19, 2020, USCF, USO, John P. Love, and Stuart P. Crumbaugh were named as defendants in a putative class action filed by purported shareholder Robert Lucas (the “Lucas Class Action”). The Court thereafter consolidated the Lucas Class Action with two related putative class actions filed on July 31, 2020 and August 13, 2020, and appointed a lead plaintiff. The consolidated class action is pending in the U.S. District Court for the Southern District of New York under the caption In re: United States Oil Fund, LP Securities Litigation, Civil Action No. 1:20-cv-04740.

On November 30, 2020, the lead plaintiff filed an amended complaint (the “Amended Lucas Class Complaint”). The Amended Lucas Class Complaint asserts claims under the 1933 Act, the 1934 Act, and Rule 10b-5. The Amended Lucas Class Complaint challenges statements in registration statements that became effective on February 25, 2020 and March 23, 2020 as well as subsequent public statements through April 2020 concerning certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The Amended Lucas Class Complaint purports to have been brought by an investor in USO on behalf of a class of similarly-situated shareholders who purchased USO securities between February 25, 2020 and April 28, 2020 and pursuant to the challenged registration statements. The Amended Lucas Class Complaint seeks to certify a class and to award the class compensatory damages at an amount to be determined at trial as well as costs and attorney’s fees. The Amended Lucas Class Complaint named as defendants USCF, USO, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III, as well as the marketing agent, ALPS Distributors, Inc., and the Authorized Participants: ABN Amro, BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets, Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corporation, Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC.

The lead plaintiff has filed a notice of voluntary dismissal of its claims against BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Morgan Stanley & Company, Inc., Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities LLC, and UBS Securities LLC.

USCF, USO, and the individual defendants in In re: United States Oil Fund, LP Securities Litigation intend to vigorously contest such claims and have moved for their dismissal.

Wang Class Action

On July 10, 2020, purported shareholder Momo Wang filed a putative class action complaint, individually and on behalf of others similarly situated, against defendants USO, USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F. Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, Malcolm R. Fobes, III, ABN Amro, BNP Paribas Securities Corp., Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, JP Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC, in the U.S. District Court for the Northern District of California as Civil Action No. 3:20-cv-4596 (the “Wang Class Action”).

The Wang Class Action asserted federal securities claims under the 1933 Act, challenging disclosures in a March 19, 2020 registration statement. It alleged that the defendants failed to disclose to investors in USO certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The Wang Class Action was voluntarily dismissed on August 4, 2020.

Mehan Action

On August 10, 2020, purported shareholder Darshan Mehan filed a derivative action on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes, III (the “Mehan Action”). The action is pending in the Superior Court of the State of California for the County of Alameda as Case No. RG20070732.

The Mehan Action alleges that the defendants breached their fiduciary duties to USO and failed to act in good faith in connection with a March 19, 2020 registration statement and offering and disclosures regarding certain extraordinary market conditions that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaint seeks, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. All proceedings in the Mehan Action are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest such claims.

In re United States Oil Fund, LP Derivative Litigation

On August 27, 2020, purported shareholders Michael Cantrell and AML Pharm. Inc. DBA Golden International filed two separate derivative actions on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Andrew F Ngim, Gordon L. Ellis, Malcolm R. Fobes, III, Nicholas D. Gerber, Robert L. Nguyen, and Peter M. Robinson in the U.S. District Court for the Southern District of New York at Civil Action No. 1:20-cv-06974 (the “Cantrell Action”) and Civil Action No. 1:20-cv-06981 (the “AML Action”), respectively.

The complaints in the Cantrell and AML Actions are nearly identical. They each allege violations of Sections 10(b), 20(a) and 21D of the 1934 Act, Rule 10b-5 thereunder, and common law claims of breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. These allegations stem from USO’s disclosures and defendants’ alleged actions in light of the extraordinary market conditions in 2020 that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaints seek, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. The plaintiffs in the Cantrell and AML Actions have marked their actions as related to the Lucas Class Action.

The Court consolidated the Cantrell and AML Actions under the caption In re United States Oil Fund, LP Derivative Litigation, Civil Action No. 1:20-cv-06974 and appointed co-lead counsel. All proceedings in In re United States Oil Fund, LP Derivative Litigation are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest the claims in In re United States Oil Fund, LP Derivative Litigation.

Legal Opinion

Eversheds Sutherland (US) LLP is counsel to and advises UNL and USCF with respect to the shares being offered hereby and has passed upon the validity of the shares being issued hereunder. Eversheds Sutherland (US) LLP has also provided USCF with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the statements of financial condition of UNL as of December 31, 2022 and December 31, 2021, including the schedule of investments as of December 31, 2022 and 2021, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2022, 2021 and 2020, that appear in the annual report on Form 10-K that is incorporated by reference. The financial statements of UNL in the Form 10-K were included therein in reliance upon the report of Spicer Jeffries LLP dated February 27, 2023, given on its authority of such firm as experts in accounting and auditing.

Material U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares in UNL, and the U.S. federal income tax treatment of UNL, as of the date hereof. Except where noted otherwise, it deals only with shares held by beneficial owners as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, traders in securities or commodities that elect to use a mark-to-market method of accounting, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and U.S. Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below.

Investors considering the purchase, ownership or disposition of shares should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

As used herein, a “U.S. shareholder” is a beneficial owner of a share that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation, regardless of its source; or (iv) a trust (x) the administration of which is subject to the primary supervision of a U.S. court and has one or more “United States persons” (within the meaning of the Code) who have the authority to control all substantial decisions of the trust, or (y) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a “United States person” (within the meaning of the Code). A “non-U.S. shareholder” generally is a beneficial owner of shares that is neither a U.S. shareholder nor partnership for U.S. federal income tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our shares, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership, or a partner of a partnership, holding our shares should consult his, her, or its own tax advisor regarding the U.S. federal tax consequences of investing in our shares.

USCF, on behalf of UNL, has received the opinion of Eversheds Sutherland (US) LLP, counsel to UNL, that the material U.S. federal income tax consequences to UNL and to U.S. shareholders and non-U.S. shareholders will be as described below. In rendering its opinion, Eversheds Sutherland (US) LLP has relied on the facts described in this disclosure document as well as certain factual representations made by UNL and USCF. The opinion of Eversheds Sutherland (US) LLP is not binding on the IRS, and as a result, the IRS may not agree with the tax positions taken by UNL. If challenged by the IRS, UNL’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting UNL or prospective investors.

INVESTORS CONSIDERING THE PURCHASE OF SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, STATE, LOCAL AND FOREIGN LAWS, AND TAX TREATIES.

U.S. Federal Income Tax Status of UNL

UNL is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law. Under the Code, an entity or arrangement treated as a partnership that is deemed to be a “publicly traded partnership” is generally taxable as a corporation for U.S. federal income tax purposes. The Code provides an exception to this general rule for a publicly traded partnership whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (the “qualifying income exception”). For this purpose, section 7704 defines “qualifying income” as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gain from such commodities and futures, forwards and options with respect to commodities. UNL and USCF have represented, among other items, the following to Eversheds Sutherland (US) LLP:

•	At least 90% of UNL’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);
•	UNL is organized and operated in accordance with its governing agreements and applicable law;
•	UNL (i) has not registered, and will not register, under the Investment Company Act of 1940, as amended, as a management company or unit investment trust, and (ii) has not elected, and will not elect to be treated as a business development company under the Investment Company Act of 1940, as amended;
•	UNL has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Eversheds Sutherland (US) LLP is of the opinion that UNL will be classified as a partnership for U.S. federal income tax purposes and that it is not taxable as a corporation for such purposes. UNL’s taxation as a partnership rather than a corporation will require USCF to conduct UNL’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that UNL’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Eversheds Sutherland (US) LLP will not review UNL’s ongoing compliance with these requirements and will have no obligation to advise UNL or UNL’s shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If UNL failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, UNL would be taxable as a corporation for U.S. federal income tax purposes and would be obligated to pay U.S. federal income tax on its income at regular corporate rates. In that event, shareholders would not report their share of UNL’s income or loss on their returns.

In addition, distributions to shareholders would be treated as dividends to the extent of UNL’s current and accumulated earnings and profits. Subject to holding period and other requirements, any such dividend to a non-corporate distributees may be a qualifying dividend that is subject to U.S. federal income tax at the lower maximum tax rates applicable to long-term capital gains, and corporate distributees may be eligible for the dividends-received deduction. To the extent a distribution exceeded UNL’s current and accumulated earnings and profits, the distribution would be treated as a return of capital to the extent of a shareholder’s adjusted tax basis in its shares, and to the extent that the amount of the distribution exceeded the shareholder’s adjusted tax basis in its shares, such excess is treated as gain from the sale or exchange of property. Accordingly, if UNL were to be treated as a corporation thereby resulting in UNL being taxed at regular corporate U.S. federal income tax rates, such treatment would likely have a material adverse effect on the economic return from an investment in UNL and on the value of the shares.

The remainder of this summary assumes that UNL is classified as a partnership for U.S. federal income tax purposes and not taxable as a corporation.

U.S. Shareholders

US Federal Income Tax Consequences of Ownership of Shares

Taxation of UNL’s Income. No U.S. federal income tax is paid by UNL on its income. Instead, UNL files annual information returns, and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deduction, and credit of UNL. For example, shareholders must take into account their share of ordinary income realized by UNL from accruals of interest on Treasuries and other investments, and their share of gain from Natural Gas Interests. These items must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from UNL during the taxable year. Consequently, a shareholder may be allocated income or gain by UNL but receive no cash distribution with which to pay its tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability. Because USCF currently does not intend to make distributions, it is likely that in any year UNL realizes net income and/or gain, a U.S. shareholder will be required to pay taxes on its allocable share of such income or gain from sources other than UNL distributions. In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). The income subject to the additional 3.8% tax includes any income from businesses involved in the trading of financial instruments or commodities.

Allocations of UNL’s Profit and Loss. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.”

An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below, concerning certain conventions to be used by UNL, allocations of UNL income pursuant to the LP Agreement should be considered as having substantial economic effect or as being in accordance with a shareholder’s interest in UNL.

In general, UNL applies a monthly closing-of-the-books convention in determining allocations of economic profit or loss to shareholders. Income, gain, loss and deduction are determined on a monthly “mark-to-market” basis, taking into account accrued income and deductions and realized and unrealized gains and losses for the month. Items of taxable income, deduction, gain, loss and credit recognized by UNL for U.S. federal income tax purposes for any taxable year are allocated among holders in a manner that equitably reflects the allocation of economic profit or loss.

Under the monthly allocation convention used by UNL, an investor who holds a share as of the close of business on the last trading day of the previous month will be treated for purposes of making allocations as if it owned the share throughout the current month even if such investor disposes of such share during the current month. For example, an investor who buys a share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that share for April will be allocated to the person who is the actual or deemed holder of the share as of the close of business on the last trading day of March.

Under the monthly convention, an investor who purchases and sells a share during the same month, and therefore does not hold (and is not deemed to hold) the share at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that share for any period. Accordingly, investors may receive no allocations with respect to shares that they actually held, or may receive allocations with respect to shares attributable to periods that they did not actually hold the shares.

By investing in shares, a U.S. shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. federal income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedules K-1 K-3, or any successor form provided to shareholders by UNL.

UNL applies certain conventions in determining and allocating items for tax purposes in order to reduce the complexity and costs of administration. USCF believes that application of these conventions is consistent with the intent of the partnership provisions of the Code and the applicable Treasury Regulations, and that the resulting allocations will have substantial economic effect or otherwise should be respected as being in accordance with shareholders’ interests in UNL for U.S. federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with methods permitted under the applicable Treasury Regulations, as well as the legislative history for the provisions that require allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge UNL’s allocations methods on the ground that they do not satisfy the technical requirements off the Code or Treasury Regulations, requiring a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our method was respected. USCF is authorized to revise our allocation method to conform to any method permitted under future Treasury Regulations.

The assumptions and conventions used in making tax allocations may cause a shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by UNL during the period it held its shares. This “mismatch” between taxable and economic income or loss in some cases may be temporary, reversing itself in a later period when the shares are sold, but could be permanent.

Section 754 Election. UNL has made the election permitted by section 754 of the Code, which is irrevocable without the consent of the IRS. The effect of this election is that, in connection with secondary market sales, we adjust the purchaser’s proportionate share of the adjusted tax basis of our assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in our assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the tax bases of UNL’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, UNL will use certain simplifying conventions and assumptions. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some shareholders.

Mark-to-Market of Certain Exchange-Traded Contracts. For U.S. federal income tax purposes, UNL generally is required to use a “mark-to-market” method of accounting under which unrealized gains and losses on instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking-to-market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.

Under these rules, section 1256 contracts held by UNL at the end of each taxable year, including for example Futures Contracts and options on Futures Contracts traded on a U.S. exchange or board of trade or certain foreign exchanges, are treated as if they were sold by UNL for their fair market value on the last business day of the taxable year. A shareholder’s distributive share of UNL’s net gain or loss with respect to each section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60 percent thereof, and as short-term capital gain or loss to the extent of 40 percent thereof, without regard to the actual holding period (“60-40 treatment”).

Many of UNL’s Futures Contracts and some of their other commodity interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of UNL’s section 1256 contracts will be subject to 60-40 treatment and allocated to shareholders in accordance with the monthly allocation convention. Cleared swaps and other commodity swaps will likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to you by UNL, including, but not limited to, those described below.

A shareholder’s deduction of its allocable share of any loss of UNL is limited to the lesser of (1) the adjusted tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to our activities. In general, the amount at risk will be your invested capital plus your share of any recourse debt of UNL for which you are liable. Losses in excess of the lesser of (1) the adjusted tax basis or (2) the amount at risk, must be deferred until years in which UNL generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

For taxable years beginning before January 1, 2026, otherwise deductible expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are not deductible. For taxable years beginning on or after January 1, 2026, such miscellaneous itemized deductions are deductible only to the extent they exceed 2 percent of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees we pay to USCF and other expenses we incur will constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. In addition, for taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or
•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For taxable years beginning before January 1, 2026, noncorporate shareholders are entitled to a deduction (subject to certain limitations) equal to their “combined qualified business income.” “Combined qualified business income” for this purpose includes 20% of a noncorporate taxpayer’s “qualified publicly traded partnership income.” In general, “qualified publicly traded partnership income” includes a noncorporate taxpayer’s allocable share of “qualified items” of income, gain, deduction, and loss. A “qualified item” for this purpose is an item of income, gain deduction, or loss that is effectively connected with a U.S. trade or business and includible income for the year. As discussed below, although the matter is not free from doubt, UNL believes that the activities directly conducted by UNL will not result in UNL being engaged in a trade or business within in the United States. See “Non-U.S. Shareholders—Withholding on Allocations and Distributions” below. As a result, we do not anticipate that any of our items of income, gain, deduction, or loss will be reported as “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income.” “Qualified publicly traded partnership income” also includes any gain or loss from the sale of an interest in a partnership to the extent attributable to “unrealized receivables” or “inventory” under section 751 (for a discussion of section 751, see “Tax Consequences of Disposition of Shares” below). A noncorporate taxpayer that recognizes any gain or loss from the sale of an interest in UNL that is attributable to “unrealized receivables” or “inventory” under section 751 should consult with such taxpayer’s tax advisor to determine whether any portion of such gain or loss constitutes “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income.”

A taxpayer is generally prohibited from deducting business interest to the extent that it exceeds the sum of (i) business interest income of such taxpayer, (ii) 30% of the adjusted taxable income of such taxpayer, plus (iii) the floor plan financing interest of such taxpayer. In the case of partnerships, this determination is made at the partnership level. To the extent that the business income of the partnership exceeds the amount necessary to absorb all of the partnership’s business interest, such excess amount is allocated to the partners as excess business income, which amount may be used against any business interest of the partner (but not any other partnerships). To the extent that the partnership has any disallowed business interest expense, such amount is allocated among the partners, reduces the partners’ outside tax basis in their partnership interests by their allocable shares, and is carried forward to future years. Such carryforward may only be used as a deduction to the extent that the partnership has excess business income in the future. In the event that a partner transfers a partnership interest with any excess business interest carryforward amounts, such amounts increase the partner’s tax basis in its partnership interest immediately before the transfer. Although it is not free from doubt, UNL does not anticipate that it will be treated as engaged in a trade or business. As a result, UNL does not anticipate that any portion of its interest expense (if any) will constitute business interest or that shareholders will be allocated any excess business income as a result of holding UNL shares.

Noncorporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” “Investment interest expense” of a shareholder will generally include any interest accrued by UNL and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that we allocate losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, the U.S. Treasury Regulations thereunder, or other U.S. federal income tax authorities, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by UNL for a particular taxable year, and in the same year be allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code, the U.S. Treasury Regulations thereunder, and other U.S. federal income tax authorities on their ability to deduct your allocable share of UNL’s losses and expenses.

Tax Basis of Shares

A shareholder’s adjusted tax basis in its shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from UNL and (3) its ability to utilize its distributive share of any losses of UNL on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of UNL’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of UNL as to which the shareholder or an affiliate is the creditor, guarantor, or otherwise bears the economic risk of loss (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of UNL that are not partner nonrecourse liabilities as to any shareholder.

A shareholder’s adjusted tax basis in its shares generally will be (1) increased by (a) its allocable share of UNL’s taxable income and gain and (b) any additional contributions by the shareholder to UNL and (2) decreased (but not below zero) by (a) its allocable share of UNL’s tax deductions and losses and (b) any distributions by UNL to the shareholder. For this purpose, a net increase in a shareholder’s share of UNL’s liabilities will be treated as a contribution of cash by the shareholder to UNL and a net decrease in that share will be treated as a distribution of cash by UNL to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” adjusted tax basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher adjusted tax basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified adjusted tax basis in its shares to the shares sold.

Treatment of UNL Distributions. If UNL makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for U.S. federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in UNL immediately before the distribution. Any cash distributions in excess of a shareholder’s adjusted tax basis generally will be treated as gain from the sale or exchange of shares.

U.S. Federal Income Tax Consequences of Disposition of Shares

If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis in the shares sold. A shareholder’s amount realized will be the sum of the cash and the fair market value of other property received, plus its share of any UNL debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is not able to identify the holding periods of the shares sold, the shareholder may have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in UNL that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in UNL.

Under Section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by UNL. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by UNL. However, the short-term capital gain on section 1256 contracts resulting from 60-40 treatment, described above, should not be subject to this rule.

If some or all of your shares are lent by your broker or other agent to a third party — for example, for use by the third party in covering a short sale — you may be considered as having made a taxable disposition of the loaned shares. Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their shares are urged to seek advice from their tax advisors.

Other U.S. Federal Income Tax Matters

Information Reporting. UNL reports tax information to the beneficial owners of shares. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners, but who have the capacity to exercise substantial dominion and control over the assigned partnership interests, will be considered beneficial owners for U.S. federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we treat the following persons as partners for U.S. federal income tax purposes: (1) assignees of shares who are pending admission as limited partners, and (2) shareholders whose shares are held in street name or by another nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their shares. UNL will furnish shareholders each year with tax information on IRS Schedules K-1 or K-3 (Form 1065), as applicable, which will be used by the shareholders in completing their tax returns.

Persons who hold an interest in UNL as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the amount and description of shares acquired or transferred for the beneficial owner; and (4) certain information, including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. The nominee is required to supply the beneficial owner of the shares with the information furnished to us. Penalties may apply for a failure to report required information.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by UNL. Partnerships are generally treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction, and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders.

UNL may be liable for U.S. federal income tax on any “imputed understatement” resulting from an adjustment due to an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If UNL is required to pay any U.S. federal income tax arising from an imputed understatement, the resulting tax liability would reduce the net assets of UNL and would likely have an adverse impact on the value of the shares. Under certain circumstances, UNL may be eligible to make an election to cause the shareholder to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as UNL to make this election is uncertain. If the election is made, UNL would be required to provide shareholders who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The Code generally requires UNL to designate one person as the “partnership representative” who has sole authority to defend against an audit with the IRS, challenge any adjustment in a court of law, and settle any audit or other proceeding. The LP Agreement appoints USCF as the partnership representative of UNL.

Reportable Transaction Disclosure Rules. In certain circumstances the Code, Treasury Regulations, and certain IRS administrative guidance require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions, irrespective of whether they are structured to achieve particular tax benefits. These disclosure rules could require disclosure by UNL or shareholders if a shareholder incurs a loss in excess a specified threshold from a sale or redemption of its shares or possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally is an adjusted tax basis equal to and solely determined by the amount of cash paid by the taxpayer for such asset, and satisfies certain other requirements, they do apply to a loss recognized with respect to interests in a pass-through entity, such as the shares. Significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Shareholders should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership, such as UNL, is a qualified publicly traded partnership is made on an annual basis. UNL expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30-percent withholding tax, which may be reduced for certain categories of income by a treaty between the United States and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in the conduct of a U.S. trade or business during a taxable year will also be considered to be engaged in the conduct of a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, UNL believes that the activities directly conducted by UNL will not result in UNL being engaged in the conduct of a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that UNL’s activities constitute a U.S. trade or business.

In the event that UNL’s activities were considered to constitute a U.S. trade or business, UNL would be required to withhold at the highest rate specified in section 1 of the Code on allocations of income to individual and corporate non-U.S. shareholders when such income is allocated or distributed. A non-U.S. shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the non-U.S. shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by UNL on behalf of a non-U.S. shareholder will be treated as a distribution to the non-U.S. shareholder to the extent possible. In some cases, UNL may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. shareholder, which may result in such cost being borne by UNL, generally, and by all shareholders.

If UNL is not treated as engaged in a U.S. trade or business, a non-U.S. shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30 percent withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from UNL or its allocable share of UNL income. Amounts withheld on behalf of a non-U.S. shareholder will be treated as being distributed to such shareholder.

To the extent any interest income allocated to a non-U.S. shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the non-U.S. shareholder will be subject to withholding, provided that the non-U.S. shareholder is not otherwise engaged in a trade or business in the United States and provides UNL with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10 percent or more of the voting power of the issuer.

Most of UNL’s interest income qualifies as “portfolio interest.” In order for UNL to avoid withholding on any interest income allocable to non-U.S. shareholders that would qualify as “portfolio interest,” it will be necessary for all non-U.S. shareholders to provide UNL with a timely and properly completed and executed Form W-8BEN or W-8BEN-E (or other applicable form). If a non-U.S. shareholder fails to provide a properly completed Form W-8BEN, W-8BEN-E, or other applicable form, USCF may request that the non-U.S. shareholder provide, within 15 days after the request by USCF, a properly completed Form W-8BEN, W-8BEN-E, or other applicable form. If a non-U.S. shareholder fails to comply with this request, the shares owned by such non-U.S. shareholder will be subject to redemption.

U.S. Treasury Regulations require withholding on certain distributions occurring on or after January 1, 2023 made by a publicly traded partnership. An exception under these rules applies if a publicly traded partnership certifies that it is not engaged in a trade or business within the United States at any time during its taxable year through the publicly traded partnership’s designated date. In order to make this certification, the publicly traded partnership must issue a “qualified notice” indicating that it qualifies for this exception. A broker may not rely on such a certification if it has actual knowledge that the certification is incorrect or unreliable. UNL intends to issue qualified notices that satisfy the applicable requirements and which confirms this exception from withholding. Certain aspects of these rules remain unclear. Until the IRS issues guidance further clarifying these rules, non-U.S. shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in our shares, and brokers are urged consult their tax advisors in making withholding decisions pursuant to these rules.

Gain from Sale of Shares. Gain from the sale or exchange of the shares may be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30 percent withholding tax on the amount of such individual’s gain. In addition, if UNL is treated as being engaged in a U.S. trade or business, a portion of the gain on the sale or exchange will be treated as effectively connected income subject to U.S. federal income tax to the extent that a sale of UNL’s assets would give rise to effectively connected income. Section 1446(f) of the Code provides that certain transfers of a partnership interest, including an interest in a publicly traded partnership, may be subject to 10% withholding.

Under U.S. Treasury Regulations, brokers generally are required to withhold on certain transfers of interests in partnerships, including interests in publicly traded partnerships. An exception under these rules applies if a publicly traded partnership certifies that it is not engaged in a trade or business within the United States at any time during its taxable year through the publicly traded partnership’s designated date. In order to make this certification, the publicly traded partnership must issue a “qualified notice” indicating that it qualifies for this exception. A broker may not rely on such a certification if it has actual knowledge that the certification is incorrect or unreliable. UNL intends to issue qualified notices that satisfy the applicable requirements and which confirms this exception from withholding. In addition, certain aspects of these rules remain unclear. Until the IRS issues guidance further clarifying these rules, non-U.S. shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in our shares, and brokers are urged to consult their tax advisors in making withholding decisions pursuant to these rules.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any non-U.S. shareholders with ECI that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30 percent. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. shareholder is a “qualified resident.”

Prospective non-U.S. shareholders should consult their tax advisor with regard to these and other issues unique to non-U.S. shareholders.

Backup Withholding

U.S. Shareholders.

A U.S. shareholder may be subject to information reporting and backup withholding when such U.S. shareholder receives taxable distributions on the shares and proceeds from the sale or other disposition of the shares (including a redemption of the shares). Certain U.S. shareholders generally are not subject to information reporting or backup withholding. A U.S. shareholder will be subject to backup withholding if such U.S. shareholder is not otherwise exempt and such U.S. shareholder:

•	fails to furnish the U.S. shareholder’s U.S. taxpayer identification number, which, for an individual, generally is his or her U.S. social security number;
•	furnishes an incorrect U.S. taxpayer identification number;
•	is notified by the IRS that the U.S. shareholder has failed properly to report payments of interest or dividends; or
•	fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. shareholder has furnished a correct U.S. taxpayer identification number and that the IRS has not notified the U.S. shareholder that the U.S. shareholder is subject to backup withholding.

U.S. shareholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional U.S. federal income tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Shareholders.

The amount of taxable distributions that we pay to any non-U.S. shareholder on the shares will be reported to the non-U.S. shareholder and to the IRS annually on an IRS Form 1042-S, regardless of the amount of U.S. federal income tax withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities of the country in which the non-U.S. shareholder resides. However, a non-U.S. shareholder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the non-U.S. shareholder, provided that we do not have actual knowledge or reason to know that such non-U.S. shareholder is a “United States person” within the meaning of the Code, and the non-U.S. shareholder complies with applicable certification and disclosure requirements and furnishes to us the requisite information.

If a non-U.S. shareholder sells or exchanges a share through a United States broker or the United States office of a foreign broker or such sale is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding, unless the non-U.S. shareholder provides a withholding certificate establishing that such holder is not a U.S. shareholder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. shareholder, or the non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a non-U.S. shareholder sells or exchanges a share through the foreign office of a broker who is a “United States person” (within the meaning of the Code) or a “U.S. middleman” (as that that term is defined under applicable U.S. Treasury Regulations), the proceeds from such sale or exchange will be subject to information reporting, unless the non-U.S. shareholder provides to such broker a withholding certificate establishing that such shareholder is not a U.S. shareholder and such broker does not have actual knowledge or reason to know that such evidence is false, or the non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. shareholder.

A non-U.S. shareholder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. shareholder’s U.S. federal income tax liability or may claim a refund, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. shareholders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act Provisions

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”), unless such FFIs either: (1) enter into an agreement with the U.S. Treasury Department to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (2) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and comply with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends. While the Code would also require withholding on the payments of the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in proposed regulations. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Other Tax Considerations

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as foreign (non-U.S.) income taxes, state and local income taxes, unincorporated business taxes, business franchise taxes, gift and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which UNL does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in UNL. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Eversheds Sutherland (US) LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Certain ERISA and Related Considerations

General

Many employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA plan asset rules (“plan asset entity”); who has investment discretion should take into account before deciding to invest in the entity’s assets in UNL. Employee benefit plans, plans defined under Section 4975 of the Code and plan asset entities are collectively referred to below as “plans”, and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA, the Code and applicable guidance as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in UNL and the manner in which limited partnership interests should be purchased. USCF does not represent that the limited partnership interests hereby offered are appropriate for plans or any particular plan.

Special Investment Considerations

Investments by plans governed by ERISA are subject to ERISA’s fiduciary requirements, including the requirements of investment prudent and diversification. As a result, each plan fiduciary must consider the facts and circumstances that are relevant to their plan’s specific circumstances when evaluating an investment in UNL, including the role that an investment in UNL would play in the plan’s overall investment portfolio, taking into account the plan’s purpose, the risk and loss of potential return with respect to the investment, the liquidity, the current return of the total portfolio relative to the anticipated cash flow needs of the plan, and the projected return of the portfolio and relative to the plan’s investment objectives. Each plan fiduciary, before deciding to invest in UNL, must be satisfied that its investment in the limited partnership interests in UNL is prudent for the plan, that the investments of the plan are properly diversified and that an investment in UNL complies with the terms of the plan.

UNL and Plan Assets

Regulations issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed “plan assets” for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be deemed to be assets of a plan that purchases an equity interest in the partnership if the equity interest purchased qualifies as a publicly-offered security. If the underlying assets of a limited partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

An equity interest will qualify as a publicly offered security if it is:

1.	freely transferable (determined based on the relevant facts and circumstances);
2.	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and
3.	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

Regulations under ERISA state that the determination of whether a security is “freely transferable” is to be made based on all of the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and (3) any restriction on the substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

USCF believes that the conditions described above are satisfied with respect to the limited partnership interests. USCF believes that the limited partnership interests therefore constitute publicly-offered securities, and the underlying assets of UNL will not be deemed to be “plan assets” under applicable ERISA regulations.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving plans and persons who have certain specified relationships to plans.

In general, UNL limited partnership interests may not be purchased with the assets of a plan if USCF, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;
•	exercise any authority or control with respect to management or disposition of the assets of the plan;
•	render investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the plan;
•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or
•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in an equity interest is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in an equity interest share constitutes an arrangement under which UNL is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the share, (3) the investing plan, by itself, has the authority or influence to cause UNL to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause UNL to engage in such transactions with such person.

Special IRA Rules

Individual retirement accounts (“IRAs”) are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from UNL and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the limited partnership interests will be treated as a distribution from the IRA. Additionally, IRAs are prohibited from investing in certain commingled investments, and USCF makes no representation regarding whether an investment in limited partnership interests is an inappropriate commingled investment for an IRA. Finally, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Governmental plans and church plans are generally not subject to ERISA, and the above-described prohibited transaction provisions described above do not apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan should consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in UNL (and any continued investment in UNL), or the operation and administration of UNL, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in UNL is not to be construed as a representation by USCF, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in UNL in light of the circumstances of the particular plan, current tax law and ERISA.

THE FOREGOING SUMMARY OF ERISA CONSIDERATIONS IS BASED UPON ERISA, JUDICIAL DECISIONS, DEPARTMENT OF LABOR REGULATIONS AND RULINGS IN EXISTENCE ON THE DATE HEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE. THE SUMMARY IS GENERAL IN NATURE AND DOES NOT ADDRESS EVERY ERISA ISSUE THAT MAY BE APPLICABLE TO AN INVESTMENT IN UNL OR TO A PARTICULAR INVESTOR.

Form of Shares

Registered Form. Shares are issued in registered form in accordance with the LP Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all limited partners and holders of the shares in certificated form in the registry (the “Register”). USCF recognizes transfers of shares in certificated form only if done in accordance with the LP Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in the Depository Trust Company (“DTC”).

Book Entry. Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC. DTC has advised UNL as follows: DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

Transfers of Shares Only Through DTC. The shares are only transferable through the book-entry system of DTC. Limited partners who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised UNL that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Transfer/Application Requirements. All purchasers of UNL’s shares, and potentially any purchasers of shares in the future, who wish to become limited partners or other record holders and receive cash distributions, if any, or have certain other rights, must deliver an executed transfer application in which the purchaser or transferee must certify that, among other things, he, she or it agrees to be bound by UNL’s LP Agreement and is eligible to purchase UNL’s securities. Each purchaser of shares offered by this prospectus must execute a transfer application and certification. The obligation to provide the form of transfer application will be imposed on the seller of shares or, if a purchase of shares is made through an exchange, the form may be obtained directly through UNL. Further, USCF may request each record holder to furnish certain information, including that record holder’s nationality, citizenship or other related status. A record holder is a shareholder that is, or has applied to be, a limited partner. An investor who is not a U.S. resident may not be eligible to become a record holder or one of UNL’s limited partners if that investor’s ownership would subject UNL to the risk of cancellation or forfeiture of any of UNL’s assets under any federal, state or local law or regulation. If the record holder fails to furnish the information or if USCF determines, on the basis of the information furnished by the holder in response to the request, that such holder is not qualified to become one of UNL’s limited partners, USCF may be substituted as a holder for the record holder, who will then be treated as a non-citizen assignee, and UNL will have the right to redeem those securities held by the record holder.

A transferee’s broker, agent or nominee may complete, execute and deliver a transfer application and certification. UNL may, at its discretion, treat the nominee holder of a share as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

A person purchasing UNL’s existing shares, who does not execute a transfer application and certify that the purchaser is eligible to purchase those securities acquires no rights in those securities other than the right to resell those securities. Whether or not a transfer application is received or the consent of USCF obtained, UNL’s shares are securities and are transferable according to the laws governing transfers of securities.

Any transfer of shares will not be recorded by the transfer agent or recognized by USCF unless a completed transfer application is delivered to USCF or the Administrator. When acquiring shares, the transferee of such shares that completes a transfer application will:

•	be an assignee until admitted as a substituted limited partner upon the consent and sole discretion of USCF and the recording of the assignment on the books and records of the partnership;
•	automatically request admission as a substituted limited partner;
•	agree to be bound by the terms and conditions of, and execute, the LP Agreement;
•	represent that such transferee has the capacity and authority to enter into the LP Agreement;
•	grant powers of attorney to USCF and any liquidator of UNL; and
•	make the consents and waivers contained in the LP Agreement.

An assignee will become a limited partner in respect of the transferred shares upon the consent of USCF and the recordation of the name of the assignee on UNL’s books and records. Such consent may be withheld in the sole discretion of USCF.

If consent of USCF is withheld, such transferee shall be an assignee. An assignee shall have an interest in the partnership equivalent to that of a limited partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the partnership. With respect to voting rights attributable to shares that are held by assignees, USCF shall be deemed to be the limited partner with respect thereto and shall, in exercising the voting rights in respect of such shares on any matter, vote such shares at the written direction of the assignee who is the record holder of such shares. If no such written direction is received, such shares will not be voted. An assignee shall have no other rights of a limited partner.

Until a share has been transferred on UNL’s books, UNL and the transfer agent may treat the record holder of the share as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

What is the Plan of Distribution?

Buying and Selling Shares

Most investors buy and sell shares of UNL in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “UNL.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Participants

The offering of UNL’s shares is a best efforts offering. UNL continuously offers Creation Baskets consisting of 50,000 shares through the Marketing Agent, to Authorized Participants. Authorized Participants pay a $350 fee for each order they place to create or redeem one or more Creation Baskets or Redemption Baskets. Through September 30, 2022, the fee of the Marketing Agent, which is borne by USCF, was equal to 0.06% on UNL’s assets up to the first $3 billion and 0.04% on UNL’s assets in excess of $3 billion. The agreement with the Marketing Agent has been amended and, commencing October 1, 2022, the fee of the Marketing Agent, which is calculated daily and payable monthly and borne by USCF, is equal to 0.025% of UNL’s total net assets. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of UNL calculated shortly after the close of the core trading session on the NYSE Arca on that day divided by the number of issued and outstanding shares. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

When an Authorized Participant executes an agreement with USCF on behalf of UNL (each such agreement, an “Authorized Participant Agreement”), such Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, UNL. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create.

As of February 28, 2023, UNL had the following Authorized Participants: Citadel Securities LLC, Citigroup Global Markets, Inc., Credit Suisse Securities USA LLC, JP Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., Morgan Stanley & Company, Inc., RBC Capital Markets LLC, SG Americas Securities LLC, and Virtu Americas LLC.

Because new shares can be created and issued on an ongoing basis, at any point during the life of UNL, a “distribution”, as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter.

Authorized Participants will comply with the prospectus-delivery requirements in connection with the sale of shares to customers. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Basket from UNL, breaks the Creation Basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. Authorized Participants may also engage in secondary market transactions in shares that would not be deemed “underwriting”. For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

USCF may qualify the shares in states selected by USCF and intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by USCF, they will not be entitled to receive a discount or commission from UNL for their purchases of Creation Baskets.

Calculating Per Share NAV

UNL’s per share NAV is calculated by:

•	Taking the current market value of its total assets;
•	Subtracting any liabilities; and
•	Dividing that total by the total number of outstanding shares.

The Administrator calculates the per share NAV of UNL once each NYSE Arca trading day. The per share NAV for a normal trading day is released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the NYMEX closing price (determined at the earlier of the close of the NYMEX or 2:30 p.m. New York time) for the Futures Contracts traded on the NYMEX, but calculates or determines the value of all other UNL investments (including Futures Contracts not traded on the NYMEX, Other Natural Gas-Related Investments and Treasuries) using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement among the Administrator, UNL and USCF. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by UNL in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to UNL for use by investors and market professionals, the NYSE Arca calculates and disseminates throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value is calculated by using the prior day’s closing per share NAV of UNL as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade price for the active natural gas Futures Contracts on the NYMEX. The prices reported for those Futures Contract months are adjusted based on the prior day’s spread differential between settlement values for the relevant contract and the spot month contract. In the event that the spot month contract is also the Benchmark Futures Contracts, the last sale price for those contracts is not adjusted. The indicative fund value share basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the per share NAV, because the per share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of UNL’s investments.

The indicative fund value is disseminated on a per share basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the NYMEX are 9:00 a.m. New York time to 2:30 p.m. New York time. This means that there is a gap in time at the beginning and the end of each day during which UNL’s shares are traded on the NYSE Arca, but real-time NYMEX trading prices for Futures Contracts traded on the NYMEX are not available. During such gaps in time, the indicative fund value will be calculated based on the end of day price of such Futures Contracts from the NYMEX’s immediately preceding trading session. In addition, other Futures Contracts, Other Natural Gas-Related Investments and Treasuries held by UNL will be valued by the Administrator, using rates and points received from client-approved third-party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

The NYSE Arca disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of UNL shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of UNL and the indicative fund value. If the market price of UNL shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if UNL appears to be trading at a discount compared to the indicative fund value, a market professional could buy UNL shares on the NYSE Arca and sell short Futures Contracts. Such arbitrage trades can tighten the tracking between the market price of UNL and the indicative fund value and thus can be beneficial to all market participants.

UNL reserves the right to adjust the share price of UNL in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per share, but would have no effect on the net assets of UNL or the proportionate voting rights of shareholders or limited partners.

Creation and Redemption of Shares

UNL creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to UNL or the distribution by UNL of the amount of Treasuries and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with USCF on behalf of UNL (each such agreement, an “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by USCF, without the consent of any limited partner or shareholder or Authorized Participant. Authorized Participants pay a transaction fee of $350 to UNL for each order they place to create one or more Creation Baskets or to redeem one or more Redemption Baskets. The transaction fee may be reduced, increased or otherwise changed by USCF. Authorized Participants who make deposits with UNL in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either UNL or USCF, and no such person will have any obligation or responsibility to USCF or UNL to effect any sale or resale of shares.

Certain Authorized Participants are expected to be capable of participating directly in the physical natural gas market and the natural gas futures market. In some cases, Authorized Participants or their affiliates may from time to time buy natural gas or sell natural gas or Natural Gas Interests and may profit in these instances. USCF believes that the size and operation of the natural gas market make it unlikely that an Authorized Participant’s direct activities in the natural gas or securities markets will significantly affect the price of natural gas, Natural Gas Interests, or the price of the shares.

Each Authorized Participant is required to be registered as a broker-dealer under the 1934 Act and is a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, USCF, and UNL under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the LP Agreement and the form of Authorized Participant Agreement for more detail, each of which is incorporated by reference into this prospectus.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, the NYMEX or the NYSE is closed for regular trading. Purchase orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Treasuries, cash, or a combination of Treasuries and cash, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of UNL, and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC energy transaction (through itself or a designated acceptable broker) with UNL for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and types of contracts specified shall be determined by USCF, in its sole discretion, to meet UNL’s investment objective and shall be purchased as a result of the Authorized Participant’s purchase of shares.

Determination of Required Deposits

The total deposit required to create each Creation Basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of UNL (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. USCF determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and the amount of cash, including the maximum permitted remaining maturity of a Treasury and proportions of Treasury and cash that may be included in deposits to create baskets. The Marketing Agent will publish such requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 p.m. New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for transferring to UNL’s account with the Custodian the required amount of Treasuries and cash by the end of the second business day following the purchase order date. Upon receipt of the deposit amount, the Administrator directs DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the second business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of UNL shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by 12:00 p.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until after 4:00 p.m. New York time on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. UNL’s per share NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

USCF acting by itself or through the Marketing Agent shall have the absolute right but no obligation to reject a purchase order or a Creation Basket Deposit if:

•	it determines that the investment alternative available to UNL at that time will not enable it to meet its investment objective;
•	it determines that the purchase order or the Creation Basket Deposit is not in proper form;
•	it believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to UNL, the limited partners or its shareholders;

•	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to USCF, be unlawful; or
•	circumstances outside the control of USCF, Marketing Agent or Custodian make it, for all practical purposes, not feasible to process creations of baskets.

None of USCF, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent (“Redemption Order Date”). The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to UNL, as described below. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to UNL’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to UNL’s account with the Custodian not later than 3:00 p.m. New York time on the second business day following the effective date of the redemption order (“Redemption Distribution Date”), and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC energy transaction (through itself or a designated acceptable broker) with UNL for the sale of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Participant fails to consummate (1) and (2) above, the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet UNL’s investment objective and shall be sold as a result of the Authorized Participant’s sale of shares.

Determination of Redemption Distribution

The redemption distribution from UNL consists of a transfer to the redeeming Authorized Participant of an amount of Treasuries and/or cash that is in the same proportion to the total assets of UNL (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. USCF, directly or in consultation with the Administrator, determines the requirements for Treasuries and the amounts of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of Treasuries and cash that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from UNL will be delivered to the Authorized Participant by 3:00 p.m. New York time on the second business day following the redemption order date if, by 3:00 p.m. New York time on such second business day, UNL’s DTC account has been credited with the baskets to be redeemed. If UNL’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if UNL receives the fee applicable to the extension of the redemption distribution date which USCF may, from time to time, determine and the remaining baskets to be redeemed are credited to UNL’s DTC account by 3:00 p.m. New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from USCF, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to UNL’s DTC account by 3:00 p.m. New York time on the second business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as USCF may from time to time determine.

Suspension or Rejection of Redemption Orders

USCF may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or the NYMEX is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the NYMEX is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as USCF determines to be necessary for the protection of the limited partners or shareholders. For example, USCF may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of UNL’s assets at an appropriate value to fund a redemption. If USCF has difficulty liquidating its positions, e.g., because of a market disruption event in the futures markets, a suspension of trading by the exchange where the futures contracts are listed or an unanticipated delay in the liquidation of a position in an OTC contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of USCF, the Marketing Agent, the Administrator, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. USCF will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. USCF may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., two baskets) or less.

Creation and Redemption Transaction Fee

To compensate UNL for its expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to UNL of $350 per order to create or redeem baskets, regardless of the number of baskets in such order. An order may include multiple baskets. The transaction fee may be reduced, increased or otherwise changed by USCF. USCF shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify USCF and UNL if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, UNL creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to UNL or the distribution by UNL of the amount of Treasuries and cash represented by the baskets being created or redeemed, the amount of which will be based on the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the NYSE Arca, the per share NAV of UNL at the time the Authorized Participant purchased the Creation Baskets and the per share NAV at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the Futures Contract market and the market for Other Natural Gas-Related Investments.

Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with UNL in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either UNL or USCF, and no such person has any obligation or responsibility to USCF or UNL to effect any sale or resale of shares. Shares trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share.

The amount of the discount or premium in the trading price relative to the per share NAV may be influenced by various factors, including, among other things, the number of investors who seek to purchase or sell shares in the secondary market, availability of Creation Baskets, the liquidity of the Futures Contracts market and the market for Other Natural Gas-Related Investments. In addition, while UNL’s shares trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Futures Contracts and Other Natural Gas-Related Investments may be reduced after the close of the NYMEX at 2:30 p.m. New York time. UNL’s NAV is calculated based on the settlement price of the Benchmark Futures Contracts at 2:30 p.m. New York time and the closing share price of UNL on the NYSE Arca takes into account changes in the price of the Benchmark Futures Contracts that occur after the settlement price is determined. As a result, during this time, particularly if UNL has invested in Futures Contracts and Other Natural Gas-Related Investments traded on the NYMEX, trading spreads, and the resulting premium or discount, on the shares may widen.

Use of Proceeds

USCF causes UNL to transfer the proceeds from the sale of Creation Baskets to the Custodian or other custodian for trading activities. USCF will invest UNL’s assets in Natural Gas-Interests and investments in Treasuries, cash and/or cash equivalents. When UNL purchases a Futures Contract and certain exchange-traded Other Natural Gas-Related Investments, UNL is required to deposit typically 5% to 30% with the selling FCMs on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under Natural Gas Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in OTC contracts will generally impose similar collateral requirements on UNL. USCF will invest the assets that remain after margin and collateral are posted in Treasuries, cash and/or cash equivalents subject to these margin and collateral requirements. USCF has sole authority to determine the percentage of assets that are:

•	held on deposit with the FCMs or other custodian,
•	used for other investments, and
•	held in bank accounts to pay current obligations and as reserves.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to UNL to hold trading positions at any time. Ongoing margin and collateral payments will generally be required for both exchange-traded and OTC contracts based on changes in the value of the Natural Gas Interests. Furthermore, ongoing collateral requirements with respect to OTC contracts are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Natural Gas Interests, and each party’s creditworthiness. Margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held. In light of the differing requirements for initial payments under exchange-traded and OTC contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of UNL’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by UNL will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for UNL’s benefit.

The assets of UNL posted as margin for Futures Contracts are held in segregated accounts pursuant to the CEA and CFTC regulations.

If UNL enters into a swap agreement, UNL must post both collateral and independent amounts to its swap counterparty(ies). The amount of collateral UNL posts changes according to the amounts owed by UNL to its counterparty on a given swap transaction, while independent amounts are fixed amounts posted by UNL at the start of a swap transaction. Collateral and independent amounts posted to swap counterparties will be held by a third-party custodian.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the shares. You may rely on the information contained in this prospectus. Neither UNL nor USCF has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should rely only on the information contained in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

UNL uses the following promotional or sales material:

•	UNL’s website, www.uscfinvestments.com; and
•	UNL fact sheet found on UNL’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part and have been submitted to the staff of the SEC for their review pursuant to Industry Guide 5.

This section is provided here as a convenience to you.

INTELLECTUAL PROPERTY

USCF owns trademark registrations for the UNITED STATES 12 MONTH NATURAL GAS FUND (U.S. Reg. No. 3783071) for “Financial investment services in the field of natural gas futures contracts, cash-settled options on natural gas futures contracts, forward contracts for natural gas, over-the-counter transactions based on the price of natural gas, and indices based on the foregoing,” in use since November 18, 2009, and UNL UNITED STATES 12 MONTH NATURAL GAS FUND, LP (and 12 and Flame Design) (U.S. Reg. No. 4440925) for “financial investment services in the field of natural gas futures contracts, cash-settled options on natural gas futures contracts, forward contracts for natural gas, over-the-counter transactions based on the price of natural gas, and indices based on the foregoing,” in use since September 30, 2012. USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

USCF owns trademark registrations for USCF (and Design) (U.S. Reg. No. 5127374) for “fund investment services,” in use since April 10, 2016, USCF (U.S. Reg. No. 5040755) for “fund investment services,” in use since June 24, 2008, and INVEST IN WHAT’S REAL (U.S. Reg. No. 5450808) for “fund investment services,” in use since April 2016. USCF relies upon these trademarks and service mark through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. USCF has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.

WHERE YOU CAN FIND MORE INFORMATION

USCF has filed on behalf of UNL a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about UNL or the shares, please refer to the registration statement, which you may access online at www.sec.gov. Information about UNL and the shares can also be obtained from UNL’s website, http://www.uscfinvestments.com. UNL’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. UNL is subject to the informational requirements of the 1934 Act and USCF, on behalf of UNL, will file certain reports and other information with the SEC under the 1934 Act. USCF will file an updated prospectus annually for UNL pursuant to the 1933 Act. The reports and other information can be accessed online at www.sec.gov.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in inflation in the United States, movements in the stock market, movements in U.S. and foreign currencies, and movements in the commodities markets and indexes that track such movements, UNL’s operations, USCF’s plans and references to UNL’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses USCF has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors Involved with an Investment in UNL’’ Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments USCF anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, UNL’s operations or the value of the shares.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update, and where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC which is not deemed filed is not and will not be incorporated by reference. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of these filings at no cost, upon written or oral request at the following address or telephone number:

United States 12 Month Natural Gas Fund, LP
Attention: Katie Rooney
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, California 94596
(510) 522-9600

Privacy Policy

UNL and USCF may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of UNL.

UNL and USCF do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, UNL and USCF restrict access to the non-public personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

UNL and USCF maintain safeguards that comply with federal and applicable state law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom UNL and USCF share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of USCF’s current Privacy Policy is available at http://www.uscfinvestments.com.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth after such term:

1933 Act: The Securities Act of 1933.

1934 Act: The Securities Exchange Act of 1934.

1940 Act: Investment Company Act of 1940.

Adjusted K-1: A statement to investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate setting forth their proportionate shares of the adjustment.

Administrator: BNY Mellon.

Authorized Participant: A person that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to UNL.

Authorized Participant Agreement: An agreement with USCF on behalf of UNL whereby a person becomes an Authorized Participant.

Backup Withholding: U.S. federal income tax that is required to be withheld.

Basket: A block of 50,000 shares.

Benchmark Futures Contracts: The near month contract to expire and the contracts for the following eleven months for a total of 12 consecutive months’ contracts on natural gas traded on the NYMEX, unless the near month contract is within two weeks of expiration, in which case the Benchmark Futures Contracts is the next month contract to expire and the contracts for the following eleven consecutive months.

BNO: United States Brent Oil Fund, LP.

BNY Mellon: The Bank of New York Mellon.

Board: USCF’s board of directors.

Business Day: Any day other than a day when any of the NYSE Arca, the NYMEX or the New York Stock Exchange is closed for regular trading.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is submitted to a central clearinghouse after it is either traded OTC or on an exchange or other trading platform.

Code: Internal Revenue Code of 1986, as amended.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

CPER: United States Copper Index Fund.

Creation Basket: A block of 50,000 shares used by UNL to issue shares.

Creation Basket Deposit: The total deposit required to create each basket.

Custodian: The Bank of New York Mellon.

DCM: Designated contract market.

DNO: United States Short Oil Fund, LP.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

DTEF: A derivatives transaction execution facility.

ECI: Income that is effectively connected with the conduct of a U.S. trade or business.

ERISA: Employee Retirement Income Security Act of 1974.

Exchange for Related Position (EFRP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (OTC) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFRP can include swaps, swap options, or other instruments traded in the OTC market. In order that an EFRP transaction can take place, the OTC side and futures components must be “substantially similar” in terms of either value and or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFRPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

FDAP: Amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business.

FCM: Futures Commission Merchant.

FFI: Foreign financial institution.

FINRA: Financial Industry Regulatory Authority.

Futures Contracts: Futures contracts for natural gas that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges.

ICE Futures Exchange (ICE Futures): ICE Futures Europe and ICE Futures U.S., together the leading electronic regulated futures and options exchange for global energy markets.

IGA: Intergovernmental agreement.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IRA: Individual retirement account.

IRS: U.S. Internal Revenue Service.

ISDA: International Swaps and Derivatives Association, Inc.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

LLC Agreement: The Sixth Amended and Restated Limited Liability Company Agreement of USCF, dated as of May 15, 2015 (as amended from time to time).

LP Agreement: The Third Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017.

Management Directors: The four management directors that make up USCF’s board of directors.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

Marygold: The Marygold Companies, Inc., formerly Concierge Technologies Inc., a company publicly traded under the ticker symbol “MGLD.”

MMBTU: 10,000 million British thermal shares.

NAV: Net asset value of UNL.

NFA: National Futures Association.

New York Mercantile Exchange (NYMEX): The primary exchange on which futures contracts are traded in the U.S. UNL expects to invest primarily in futures contracts, and particularly in futures contracts traded on the NYMEX. UNL expressly disclaims any association with NYMEX or endorsement of UNL by NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NYSE Arca: NYSE Arca, Inc.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Natural Gas Interests: Futures Contracts and Other Natural Gas-Related Investments.

Other Natural Gas-Related Investments: Natural Gas-Related Investments other than Futures Contracts such as cash-settled options on Futures Contracts, forward contracts for natural gas, and OTC transactions that are based on the price of natural gas, crude oil, and other petroleum-based fuels, as well as Futures Contracts and indices based on the foregoing.

OTC Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded OTC or off organized exchanges.

Position Limits Rule: Regulatory limits imposed by the CFTC on speculative positions in certain physical commodity futures and option contracts and swaps that are economically equivalent to such contracts in the agriculture, energy and metals markets and rules addressing the circumstances under which market participants would be required to aggregate their positions with other persons under common ownership or control.

Prudential Regulators: The CFTC, the SEC and the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Farm Credit Administration and the Federal Housing Finance Agency, collectively.

Redemption Basket: A block of 50,000 shares used by UNL to redeem shares.

Redemption Order Date: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

Register: The record of all Shareholders and holders of the shares in certificated form kept by the Administrator.

Related Public Funds: United States Brent Oil Fund, LP (“BNO”); United States 12 Month Oil Fund, LP (“USL”); United States Oil Fund, LP (“USO”); United States Gasoline Fund, LP (“UGA”); United States Natural Gas Fund, LP (“UNG”); United States Copper Index Fund (“CPER”); United States Commodity Index Fund (“USCI”).

SEC: Securities and Exchange Commission.

SEF: A swap execution facility.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders: Holders of shares.

Shares: Common shares representing fractional undivided beneficial interests in UNL.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Contract: Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Swap transactions that are not cleared through central counterparties are called “uncleared” or “over-the-counter” (“OTC”) swaps.

Tracking Error: Possibility that the daily NAV of UNL will not track the price of natural gas.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

UBTI: Unrelated business taxable income.

UGA: United States Gasoline Fund, LP.

UHN: United States Diesel-Heating Oil Fund, LP.

UNG: United States Natural Gas Fund, LP.

UNL: United States 12 Month Natural Gas Fund, LP.

USCI: United States Commodity Index Fund.

USCF: United States Commodity Funds LLC (the general partner), a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of UNL.

USCF Investments: USCF Investments, Inc., formerly Wainwright Holdings, Inc.

USL: United States 12 Month Oil Fund, LP.

USO: United States Oil Fund, LP.

Valuation Day: Any day as of which UNL calculates its NAV.

You: The owner or holder of shares.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the shares pursuant to the prospectus contained in this registration statement.

	Amount
Amount SEC registration fee (actual)		$0
NYSE Arca Listing Fee (actual)		$0
FINRA filing fees (actual)		N/A
Blue Sky expenses		N/A
Auditor’s fees and expenses (estimate)	$		[1]
Legal fees and expenses (estimate)		$20,000
Printing expenses (estimate)	$		[1]
Total	$		[1]

[1]	Because an indeterminable amount of securities is covered by this registration statement, the total expenses in connection with the issuance and distribution of the securities are, therefore, not currently determinable.

Item 14. Indemnification of Directors and Officers

Neither USCF nor any employee or other agent of United States 12 Month Natural Gas Fund, LP (“UNL”) nor any officer, director, stockholder, partner, employee or agent of USCF (a “Protected Person”) shall be liable to any partner or UNL for any mistake of judgment or for any action or inaction taken, nor for any losses due to any mistake of judgment or to any action or inaction or to the negligence, dishonesty or bad faith of any officer, employee, broker or other agent of UNL or any officer, director, stockholder, partner, employee or agent of such General Partner, provided that such officer, director, stockholder, employee, broker or agent of the partner or officer, employee, partner or agent of such General Partner was selected, engaged or retained by such General Partner with reasonable care, except with respect to any matter as to which such General Partner shall have been finally adjudicated in any action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Protected Person’s actions was in the best interests of UNL and except that no Protected person shall be relieved of any liability to which such Protected Person would otherwise be subject by reason of willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Protected Person’s office. A General Partner and its officers, directors, employees or partners may consult with counsel and accountants (except for UNL’s independent auditors) in respect of UNL affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants (except for the Partnership’s independent auditors), provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, this provision hereof shall not be construed so as to relieve (or attempt to relieve) a General Partner (or any employee or other agent thereof or any partner, employee or agent of such General Partner) of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate these provisions hereof to the fullest extent permitted by law.

UNL shall, to the fullest extent permitted by law, but only out of UNL assets, indemnify and hold harmless a general partner and each officer, director, stockholder, partner, employee or agent thereof (including persons who serve at UNL’s request as directors, officers or trustees of another organization in which UNL has an interest as a Shareholder, creditor or otherwise) and their respective Legal Representatives and successors (hereinafter referred to as a “Covered Person” against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a general partner or director or officer thereof, or by reason of its being or having been such a general partner, director or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable believe that such Covered Person’s action was in the best interest of UNL, and except that no Covered Person shall be indemnified against any liability to UNL or limited partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by UNL in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to UNL if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

As to any matter disposed of by a compromise payment by any such Covered Person, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of UNL, after notice that it involved such indemnification by any disinterested person or persons to whom the questions may be referred by United States Commodity Funds LLC (“USCF”), the general partner, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of UNL and that such indemnification would not protect such persons against any liability to UNL or its limited partners to which such person would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office. Approval by any disinterested person or persons shall not prevent the recovery from persons as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of UNL or to have been liable to UNL or its limited partners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. An “interested Covered Person” is one against whom the action, suit or other proceeding on the same or similar grounds is then or has been pending and a “disinterested person” is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this provision shall affect any rights to indemnification to which personnel of a general partner, other than directors and officers, and other persons may be entitled by contract or otherwise under law, nor the power of UNL to purchase and maintain liability insurance on behalf of any such person.

Nothing in this provision shall be construed to subject any Covered Person to any liability to which he is not already liable under this Agreement or applicable law.

Each limited partner agrees that it will not hold any Affiliate or any officer, director, stockholder, partner, employee or agent of any Affiliate of USCF liable for any actions of USCF or any obligations arising under or in connection with this Agreement or the transactions contemplated hereby.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1(1)	Certificate of Limited Partnership of the Registrant.

3.2(8)	Third Amended and Restated Agreement of Limited Partnership.

3.3(2)	Sixth Amended and Restated Limited Liability Company Agreement of USCF.

5.1(16)	Opinion of Eversheds Sutherland (US) LLP relating to the legality of the Shares.

8.1(16)	Opinion of Eversheds Sutherland (US) LLP with respect to federal income tax consequences.

10.1(6)	Form of Authorized Participant Agreement.

10.2(7)	Marketing Agent Agreement.

10.3(3)	Amendment Agreement to the Marketing Agent Agreement.

10.4(4)	Second Amendment to Marketing Agent Agreement.

10.5(15)	Third Amendment Agreement to the Marketing Agent Agreement.

10.6(5)	Amendment to License Agreement.

10.7(9)	Third Amendment to License Agreement.

10.8(10)	Form of Futures and Cleared Derivatives Transactions Customer Account Agreement with RBC Capital Markets LLC.

10.9(11)	Form of Commodity Futures Customer Agreement with RCG Division of Marex Spectron.

10.10(12)	Form of Customer Agreement with E D & F Man Capital Markets Inc.

10.11(13)	Form of Customer Agreement with Macquarie Futures USA LLC.

10.12(14)	Form of Custody Agreement with The Bank of New York Mellon.

10.13(14)	Form of Transfer Agency and Service Agreement with The Bank of New York Mellon.

10.14(14)	Form of Fund Administration and Accounting Agreement with Administrative Agency Agreement with The Bank of New York Mellon.

23.1(16)	Consent of Eversheds Sutherland (US) LLP (incorporated by reference to exhibit 5.1 hereto).

23.2(16)	Consent of independent registered public accounting firm.

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-1 (333-144409) filed on July 6, 2007.

(2)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on May 18, 2015.

(3)	Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q, filed on August 14, 2012.

(4)	Incorporated by reference to Registrant’s Annual Report on Form 10-K, filed on March 26, 2013.

(5)	Incorporated by reference to United States 12 Month Oil Fund, LP’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 26, 2008.

(6)	Incorporated by reference to Registrant’s Registration Statement on Form S-1 (333-210296) filed on March 21, 2016.

(7)	Incorporated by reference to Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-144409) filed on September 24, 2009.

(8)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on December 15, 2017.

(9)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on October 24, 2011.

(10)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on October 10, 2013.

(11)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on May 29, 2020.

(12)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on June 9, 2020.

(13)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on December 7, 2020.

(14)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on March 30, 2020.

(15)	Incorporated by reference to Registrant’s Current Report on Form 8-k, filed on October 03, 2022.

(16)	Incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-263572) filed on April 8, 2022.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with USCF or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to USCF or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 21, 2023.

United States 12 Month Natural Gas Fund, LP

By:	United States Commodity Funds LLC,
as General Partner

By:	/s/ John P. Love
John P. Love
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ John P. Love	President and Chief Executive Officer	March 21, 2023
John P. Love	(Principal Executive Officer)

/s/ Stuart P. Crumbaugh	Chief Financial Officer	March 21, 2023
Stuart P. Crumbaugh	(Principal Financial and Accounting Officer)

*	Management Director	March 21, 2023
Nicholas D. Gerber

*	Management Director	March 21, 2023
Andrew F Ngim

*	Management Director	March 21, 2023
Robert L. Nguyen

*	Independent Director	March 21, 2023
Peter M. Robinson

*	Independent Director	March 21, 2023
Gordon L. Ellis

*	Independent Director	March 21, 2023
Malcolm R. Fobes III

* Signed by John P. Love pursuant a power of attorney signed by each individual on March 18, 2022.